Exhibit 10.2

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Fifteenth AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 3, 2015

among

GOODRICH PETROLEUM COMPANY, L.L.C.,
as Borrower,

THE GUARANTORS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

The Lenders Party Hereto

===================================================================

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Bookrunner

Fifteenth AMENDMENT TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT

THIS Fifteenth AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifteenth Amendment”), dated as of November 3, 2015 is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (the “Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement (collectively, the “Lenders”); and the Lenders party hereto.

R E C I T A L S

A.The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of May 5, 2009, as amended by that certain First Amendment dated as of September 22, 2009, that certain Second Amendment dated as of October 29, 2010, that certain Third Amendment dated as of February 4, 2011, that certain Fourth Amendment dated as of February 25, 2011, that certain Fifth Amendment dated as of May 16, 2011, that certain Sixth Amendment dated as of October 31, 2011, that certain Seventh Amendment dated as of November 2, 2012, that certain Eighth Amendment dated as of March 13, 2013, that certain Ninth Amendment dated as of October 25, 2013, that certain Tenth Amendment dated as of May 19, 2014, that certain Eleventh Amendment effective as of June 30, 2014, that certain Twelfth Amendment effective as of September 30, 2014, that certain Thirteenth Amendment, dated as of February 26, 2015 and that certain Fourteenth Amendment, dated as of October 1, 2015 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of the Borrower.

B.The Borrower, the Administrative Agent and the undersigned Lenders desire to amend certain provisions of the Credit Agreement and to make certain changes with respect to the Borrowing Base.

C.NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifteenth Amendment.  Unless otherwise indicated, all article and section references in this Fifteenth Amendment refer to articles and sections of the Credit Agreement.

Section 2.Amendments to Credit Agreement.

2.1Amendment to Credit Agreement.  Effective as of the Fifteenth Amendment Closing Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-

underlined text) as set forth in the pages of the conformed Credit Agreement attached as Exhibit A hereto.

Section 3.Borrowing Base Reaffirmation.  As of the Fifteenth Amendment Closing Date, the Required Lenders and the Borrower agree that the amount of the Borrowing Base shall be reaffirmed at $75,000,000 and such Borrowing Base shall remain in effect until the Borrowing Base is otherwise redetermined or adjusted in accordance with the Credit Agreement.  This provision does not limit the right of the parties to initiate interim redeterminations of the Borrowing Base in accordance with Section 2.07(b) of the Credit Agreement or further adjustments pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c) or Section 9.12(d) of the Credit Agreement.  The parties hereto acknowledge and agree that the Borrowing Base reaffirmation set forth in this Section 3 is the Scheduled Redetermination for October 1, 2015 as provided in Section 2.07 of the Credit Agreement, and the next Borrowing Base Redetermination, which shall be neither a Scheduled Redetermination nor an Interim Redetermination, shall be January 1, 2016 (the “January Redetermination”).  In connection with the January Redetermination, if the Borrower delivers a Reserve Report to the Administrative Agent on or prior to December 1, 2015 (an “Updated Reserve Report”), in the form required by Section 8.12(a), then such Updated Reserve Report shall be used for the January Redetermination, otherwise, the Reserve Report delivered in connection with the Scheduled Redetermination for October 1, 2015 shall be used in connection with the January Redetermination, and in each case, December 1, 2015 shall be deemed to be the date of receipt of the Engineering Reports for the purposes of the redetermination procedures set forth in Section 2.07.

Section 4.Conditions Precedent.  This Fifteenth Amendment shall not be deemed to be effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fifteenth Amendment Closing Date”):

4.1The Administrative Agent shall have received from Lenders constituting the Required Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Fifteenth Amendment signed on behalf of such Persons.

4.2The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3No Default shall have occurred and be continuing, after giving effect to the terms of this Fifteenth Amendment.

4.4The Administrative Agent shall have received such documents as the Administrative Agent or special counsel to Administrative Agent may reasonably request, including, but not limited to, (a) certified copies of organizational documents, resolutions of the board of directors, member or managers, as applicable of each of the Parent Guarantor and the Borrower and specimen signatures of those persons authorized to execute the Fifteenth

Amendment on behalf of each of the Parent Guarantor and the Borrower and (b) good standing certificates issued by the jurisdiction of organization of each of the Parent Guarantor and the Borrower.

The Administrative Agent is hereby authorized and directed to declare this Fifteenth Amendment to be closed when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.Post-Effective Covenant.  Within 30 days of the Fifteenth Amendment Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower and each Guarantor shall deliver to the Administrative Agent additional mortgages, financing statements and other security document as may be necessary to comply with the requirements of Section 8.19(b) of the Credit Agreement as amended by this Fifteenth Amendment.

Section 6.Miscellaneous.

6.1Confirmation.  The provisions of the Credit Agreement, as amended by this Fifteenth Amendment, shall remain in full force and effect following the effectiveness of this Fifteenth Amendment.

6.2Ratification and Affirmation; Representations and Warranties.  The Borrower and each Guarantor hereby (a) acknowledges the terms of this Fifteenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby and (c) represents and warrants to the Lenders that as of the Fifteenth Amendment Closing Date, after giving effect to the terms of this Fifteenth Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no event, development or circumstance has occurred which individually or in the aggregate could reasonably be expected to be a Material Adverse Event.

6.3Release.  The Borrower and each Guarantor, in consideration of the Administrative Agent’s and the undersigned Lenders’ execution and delivery of this Fifteenth Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Borrower, each Guarantor or any predecessor, successor or assign might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents in each case on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Fifteenth Amendment Closing Date relating to the Loan Documents, this Fifteenth Amendment and/or the transactions contemplated thereby or hereby.  The foregoing release shall survive the termination of the Loan Documents and this Fifteenth Amendment.

6.4Loan Document.  This Fifteenth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

6.5Counterparts.  This Fifteenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Fifteenth Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6.6NO ORAL AGREEMENT.  THIS Fifteenth AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.7GOVERNING LAW.  THIS Fifteenth AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be duly executed as of the date first written above.

BORROWER:GOODRICH PETROLEUM COMPANY, L.L.C.

By:  _/s/ Michael J. Killelea__________________
Name: Michael J. Killelea
Title:   Senior Vice President, General Counsel

and Corporate Secretary

GUARANTOR:GOODRICH PETROLEUM CORPORATION

By:  /s/ Michael J. Killelea____________________
Name: Michael J. Killelea
Title:   Senior Vice President, General Counsel

and Corporate Secretary

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:  _/s/ Lila Jordan_________________________
Name: Lila Jordan
Title:   Managing Director

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

LENDER: BANK OF MONTREAL, as a Lender

By:  _/s/ Gumaro Tijerina_____________________
Name: Gumaro Tijerina
Title:   Managing Director

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

LENDER:COMPASS BANK, as a Lender

By:  _/s/ Les Werme_________________________
Name: Les Werme
Title:   Director

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

LENDER:JPMORGAN CHASE BANK, N.A., as a Lender

By:  _/s/ Darren Vanek_______________________
Name: Darren Vanek
Title:   Executive Director

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

LENDER:BANK OF AMERICA, N.A., as a Lender

By:  _/s/ Alia Quaddumi______________________
Name: Alia Quaddumi
Title:   Vice President

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

LENDER:ROYAL BANK OF CANADA, as a Lender

By:  _/s/ Evans Swann, Jr.____________________
Name: Evans Swann, Jr.
Title:   Authorized Signatory

Signature Page to Fifteenth Amendment to Second A&R Credit Agreement

LENDER:THE BANK OF NOVA SCOTIA, as a Lender

By:  _/s/ A. Dawson________________________

Name: A. Dawson

Title:   Director

Exhibit A

Conformed Copy

Incorporating changes from:  First Amendment – September 22, 2009, Second Amendment—October 29, 2010, Third Amendment—February 4, 2011, Fourth Amendment—February 25, 2011, Fifth Amendment—May 16, 2011, Sixth Amendment—October 31, 2011, the Resignation, Consent and Appointment Agreement and Amendment Agreement—April 20, 2012, the Seventh Amendment – November 2, 2012– the Eighth Amendment – March 13, 2013, Borrowing Base Agreement and Master Assignment—April 30, 2013, the Ninth Amendment – October 25, 2013, the Tenth Amendment – May 19, 2014, the Eleventh Amendment – June 30, 2014,  the Twelfth Amendment – September 30, 2014, ~~as amended by~~ the Thirteenth Amendment, dated as of February 26, 2015 ~~and as amended by~~, the Fourteenth Amendment, dated as of October 1, 2015 and the Fifteenth Amendment, dated as of November 3, 2015.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 5, 2009

among

GOODRICH PETROLEUM CORPORATION,
as Parent Guarantor,

GOODRICH PETROLEUM COMPANY, L.L.C.,
as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,1
as Administrative Agent,

BANK OF MONTREAL,
as Syndication Agent,

COMPASS BANK,
as Documentation Agent

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC
Sole Lead Arranger and Sole Bookrunner

[1]	Per the ATA.

Section 1.Table of Contents

Page

ARTICLE I
Definitions and Accounting Matters

Section 1.01Terms Defined Above1

Section 1.02Certain Defined Terms1

Section 1.03Types of Loans and Borrowings25

Section 1.04Terms Generally; Rules of Construction25

Section 1.05Accounting Terms and Determinations; GAAP26

ARTICLE II
The Credits

Section 2.01Commitments26

Section 2.02Loans and Borrowings26

Section 2.03Requests for Borrowings27

Section 2.04Interest Elections28

Section 2.05Funding of Borrowings31

Section 2.06Termination and Reduction of Aggregate Maximum Credit Amounts31

Section 2.07Borrowing Base32

Section 2.08Letters of Credit35

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01Repayment of Loans40

Section 3.02Interest40

Section 3.03Alternate Rate of Interest41

Section 3.04Prepayments41

Section 3.05Fees43

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01Payments Generally; Pro Rata Treatment; Sharing of Set-offs44

Section 4.02Presumption of Payment by the Borrower45

Section 4.03Payments and Deductions to a Defaulting Lender46

Section 4.04Disposition of Proceeds46

Section 4.05Defaulting Lenders47

Section 4.06Disposition of Proceeds49

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01Increased Costs49

Section 5.02Break Funding Payments50

Section 5.03Taxes.51

Section 5.04Designation of Different Lending Office52

Section 5.05Illegality52

ARTICLE VI
Conditions Precedent

Section 6.01Effective Date53

Section 6.02Each Credit Event55

ARTICLE VII
Representations and Warranties

Section 7.01Organization; Powers56

Section 7.02Authority; Enforceability56

Section 7.03Approvals; No Conflicts56

Section 7.04Financial Condition; No Material Adverse Change.57

Section 7.05Litigation.57

Section 7.06Environmental Matters57

Section 7.07Compliance with the Laws and Agreements; No Defaults.59

Section 7.08Investment Company Act59

Section 7.09Taxes59

Section 7.10ERISA.59

Section 7.11Disclosure60

Section 7.12Insurance61

Section 7.13Restriction on Liens61

Section 7.14Subsidiaries61

Section 7.15Location of Business and Offices61

Section 7.16Properties; Titles, Etc.61

Section 7.17Maintenance of Properties62

Section 7.18Gas Imbalances, Prepayments63

Section 7.19Marketing of Production63

Section 7.20Swap Agreements63

Section 7.21Use of Loans and Letters of Credit63

Section 7.22Solvency64

Section 7.23Sanctions Laws and Regulations64

Section 7.24Foreign Corrupt Practices.64

Section 7.25Money Laundering Laws; Embargoed Persons.65

ARTICLE VIII
Affirmative Covenants

Section 8.01Financial Statements66

Section 8.02Notices of Material Events68

Section 8.03Existence; Conduct of Business69

Section 8.04Payment of Obligations69

Section 8.05Performance of Obligations under Loan Documents69

Section 8.06Operation and Maintenance of Properties69

Section 8.07Insurance70

Section 8.08Books and Records; Inspection Rights70

Section 8.09Compliance with Laws71

Section 8.10Environmental Matters.71

Section 8.11Further Assurances.72

Section 8.12Reserve Reports.72

Section 8.13Title Information.73

Section 8.14Additional Collateral; Additional Guarantors.74

Section 8.15ERISA Compliance75

Section 8.16Keepwell75

Section 8.17Compliance with Anti-Terrorism Laws76

Section 8.18Compliance with FCPA76

ARTICLE IX
Negative Covenants

Section 9.01Financial Covenants.77

Section 9.02Debt77

Section 9.03Liens78

Section 9.04Dividends, Distributions and Redemptions; Repayment of Senior Subordinated Notes; Repayment of Convertible Senior Debt.79

Section 9.05Investments, Loans and Advances80

Section 9.06Nature of Business; International Operations82

Section 9.07Limitation on Leases82

Section 9.08Proceeds of Notes82

Section 9.09ERISA Compliance82

Section 9.10Sale or Discount of Receivables83

Section 9.11Mergers, Etc83

Section 9.12Sale of Properties83

Section 9.13Environmental Matters83

Section 9.14Transactions with Affiliates84

Section 9.15Subsidiaries84

Section 9.16Negative Pledge Agreements; Dividend Restrictions84

Section 9.17Gas Imbalances, Take-or-Pay or Other Prepayments84

Section 9.18Swap Agreements84

Section 9.19Swap Agreement Termination85

ARTICLE X
Events of Default; Remedies

Section 10.01Events of Default85

Section 10.02Remedies.87

ARTICLE XI
The Agents

Section 11.01Appointment; Powers88

Section 11.02Duties and Obligations of Administrative Agent89

Section 11.03Action by Administrative Agent89

Section 11.04Reliance by Administrative Agent90

Section 11.05Subagents90

Section 11.06Resignation or Removal of Administrative Agent91

Section 11.07Agents as Lenders91

Section 11.08No Reliance91

Section 11.09Administrative Agent May File Proofs of Claim92

Section 11.10Authority of Administrative Agent to Release Collateral and Liens92

Section 11.11The Arranger93

ARTICLE XII
Miscellaneous

Section 12.01Notices.93

Section 12.02Waivers; Amendments.94

Section 12.03Expenses, Indemnity; Damage Waiver.95

Section 12.04Successors and Assigns.98

Section 12.05Survival; Revival; Reinstatement.100

Section 12.06Counterparts; Integration; Effectiveness.101

v

Section 12.07Severability101

Section 12.08Right of Setoff102

Section 12.09GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF  PROCESS.102

Section 12.10Headings103

Section 12.11Confidentiality103

Section 12.12Interest Rate Limitation104

Section 12.13EXCULPATION PROVISIONS105

Section 12.14Existing Credit Agreement105

Section 12.15[Reserved]106

Section 12.16Collateral Matters; Swap Agreements106

Section 12.17No Third Party Beneficiaries106

Section 12.18USA Patriot Act Notice106

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 5, 2009, is among GOODRICH PETROLEUM CORPORATION, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”), GOODRICH PETROLEUM COMPANY, L.L.C., a limited liability company duly formed and existing under the laws of the State of Louisiana (the “Borrower”); each of the Lenders (as hereinafter defined) from time to time party hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION2, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.Borrower, Administrative Agent and certain of the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 2005, as amended by the First Amendment to Amended and Restated Credit Agreement, dated December 14, 2005, the Second Amendment to Amended and Restated Credit Agreement, dated June 21, 2006, the Third Amendment to Amended and Restated Credit Agreement, dated August 30, 2006, the Fourth Amendment to Amended and Restated Credit Agreement, dated November 30, 2006, the Fifth Amendment to Amended and Restated Credit Agreement, dated August 7, 2007, the Sixth Amendment to Amended and Restated Credit Agreement, dated September 17, 2007, the Seventh Amendment to Amended and Restated Credit Agreement, dated September 25, 2007, and the Eighth Amendment to Amended and Restated Credit Agreement, dated November 30, 2007 (as amended, the “Existing Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.

B.The Parent Guarantor, Borrower, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement in its entirety as set forth below.

C.ACCORDINGLY, for adequate and sufficient consideration, the Borrower, the Lenders and the Administrative Agent agree that the Existing Credit Agreement is hereby amended and restated, in its entirety, as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01Terms Defined Above

. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02Certain Defined Terms

. As used in this Agreement, the following terms have the meanings specified below:

“2019 High Yield Notes”3 means the Senior Notes due 2019 in an initial aggregate principal amount of $275,000,000 issued by the Parent Guarantor on March 2, 2011 with terms

[2]	Revised per ATA.
[3]	Definition added by Fourth Amendment and amended by Thirteenth Amendment.

substantially as described in a preliminary Offering Memorandum of the Parent Guarantor dated February 22, 2011.

“2026 Convertible Notes” means the Convertible Senior Notes due 2026 in the initial aggregate principal amount of $175,000,000 issued by the Parent Guarantor on December 6, 2006.4

“2029 Convertible Notes”5 means the Convertible Senior Notes due 2029 in the initial aggregate principal~~e~~ amount of $218,500,000 issued by the Parent Guarantor on September 28, 2009.

“2032 Convertible Notes”6 means the Convertible Senior Notes due 2032 in the initial aggregate principal~~e~~ amount of $166,250,000 issued by the Parent Guarantor on August 26, 2013 and on October 1, 2013.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Request” has the meaning assigned such term in Section 2.04(f)(i).

“Additional LC Amount” means an amount equal to $250,000 and represents the portion of the total Commitments of the Lenders to acquire participations in Letters of Credit in excess of the LC Commitment but subject to the limitations contained in the second paragraph of Section 2.08(b).7

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

[4]	Definition amended by Thirteenth Amendment.
[5]	Definition added by First Amendment and amended by Thirteenth Amendment.
[6]	Definition added by First Amendment and amended by Thirteenth Amendment.
[7]	Definition added by Fifth Amendment.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent; and “Agent” shall mean either the Administrative Agent, the Syndication Agent or the Documentation Agent, as the context requires.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.

“Agreement”8 means this Second Amended and Restated Credit Agreement as amended by that certain First Amendment dated as of September 22, 2009, that certain Second Amendment dated as of October 29, 2010, that certain Third Amendment dated as of February 4, 2011, that certain Fourth Amendment dated as of February 25, 2011, that certain Fifth Amendment dated as of May 16, 2011, that certain Sixth Amendment dated as of October 31, 2011, that certain Seventh Amendment dated as of November 2, 2012, that certain Eighth Amendment dated as of March 13, 2013, that certain Ninth Amendment dated as of October 25, 2013, that certain Tenth Amendment dated as of May 19, 2014, that certain Eleventh Amendment effective as of June 30, 2014, that certain Twelfth Amendment effective as of September 30, 2014 and that certain Thirteenth Amendment dated as of February 26, 2015 as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.0%, (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.5%, and (d) the Reference Bank Cost of Funds Rate on such day; provided that, in the context of this definition of Alternate Base Rate and for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 with a one month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Days if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market) Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Adjusted LIBO Rate or the Reference Bank Cost of Funds Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, the Adjusted LIBO Rate or the Reference Bank Cost of Funds Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Guarantor, the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

[8]	Definition amended most recently by Thirteenth Amendment.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:9

	Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	≥25%, but <50%	≥50%, but <75%	≥75%, but <90%	≥90%
Eurodollar Loans	2.25%	2.50%	2.75%	3.00%	3.25%
ABR Loans	1.25%	1.50%	1.75%	2.00%	2.25%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P. and (c) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means Wells Fargo Securities, LLC, in its capacities as the sole lead arranger and sole bookrunner hereunder.10

[9]	Grid amended most recently by the Thirteenth Amendment.
[10]	Definition amended by Thirteenth Amendment

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), or Section 9.12(d).

“Borrowing Base Commitment”11 means, with respect to each Lender, such Lender’s Applicable Percentage of the Borrowing Base.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar

[11]	Definition added by Fourth Amendment.

proceeding of, any Property of the Borrower or any of the Subsidiaries having a fair market value in excess of $5,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Parent Guarantor or any Affiliate of the Parent Guarantor, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Guarantor, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Guarantor by Persons who were neither (i) nominated or approved by the board of directors of the Parent Guarantor nor (ii) appointed by directors so nominated or approved or (c) the Parent Guarantor shall fail to beneficially own, directly or indirectly, 100% of the Equity Interests of the Borrower or any Subsidiary.12

“Change in Law”13 means (a) the adoption of any law, rule or regulation by any Governmental Authority after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued thereunder or in connection therewith and (y) all requests, rules guidelines or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment”14 means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) the sum of (A) such Lender’s

[12]	Definition amended by Thirteenth Amendment
[13]	Definition amended by Ninth Amendment.
[14]	Definition amended by Fifth Amendment.

Applicable Percentage of the then effective Borrowing Base and (B) such Lender’s Applicable Percentage of the Additional LC Amount.

“Commodity Exchange Act”15 means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Consolidated Cash Balance”16 means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case held by the Parent Guarantor and its Consolidated Subsidiaries.

“Consolidated Coverage Ratio”17 means the “Consolidated Coverage Ratio” for the Parent Guarantor and its “Restricted Subsidiaries” (as such terms are defined in the Indenture, dated as of March 12, 2015, as amended by the First Supplemental Indenture dated as of October 1, 2015, among the Parent Guarantor, the Borrower and U.S. Bank National Association, as in effect on October 1, 2015 and without giving effect to any amendment or supplement thereto).

“Consolidated Net Income”~~16~~1618 means with respect to the Parent Guarantor and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent Guarantor and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Parent Guarantor or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent Guarantor and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent Guarantor or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) any gains or losses attributable to writeups or writedowns of assets and (f) any income (but not loss) attributable to cancellation or extinguishment of any Debt of the Parent Guarantor or any Consolidated Subsidiary; and provided further that if the Parent Guarantor or any Consolidated Subsidiary shall acquire or

[15]	Definition added by Ninth Amendment.
[16]	Definition added by Fifteenth Amendment. NTD: Footnotes to be updated in posting version.
[17]	Definition added by Fifteenth Amendment.
~~16~~[16][18]	Definition amended by Fourteenth Amendment.

dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Consolidated Subsidiaries” means each Subsidiary (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent Guarantor in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes”~~17~~1719 means the 2026 Convertible Notes, the 2029 Convertible Notes and the 2032 Convertible Notes.

“Cost of Funds” means with respect to any Lender, the rate per annum quoted by such Lender to the Administrative Agent as contemplated in the Reference Bank Cost of Funds Rate as its cost of funds with respect to a Borrowing Request, as determined solely by such Lender in its reasonable discretion based upon such factors as such Lender shall deem appropriate from time to time, including market, regulatory and liquidity conditions; provided that such rate is not necessarily the cost to such Lender of funding the specific Borrowing Request.

“Cost of Funds Calculation Threshold” has the meaning assigned such term in Section 2.04(f)(ii).

“Current Production”~~18~~1820 means, on any date of determination, the lesser of (a) the average of the daily production of each of crude oil and natural gas, calculated separately, of the Borrower and the Parent Guarantor for the thirty (30) day period ending five (5) days prior to such date and (b) the forecasted average daily production for each month contained in the most recently delivered forty-eight (48) month forecast required to be delivered pursuant to Section 8.01(p).

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other

~~17~~[17][19]	Definition amended by Thirteenth Amendment.
~~18~~[18][20]	Definition amended by Ninth Amendment.

clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Designated Persons”~~19~~1921 means a person or entity: (i) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order; (ii) named as a “Specially Designated

~~19~~[19][21]	Definition added by Ninth Amendment.

National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or (iii) that is otherwise the subject of any Sanctions Laws and Regulations in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Determination Date” has the meaning assigned such term in Section 2.04(f)(i).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration expenses and other similar noncash charges, minus all noncash income added to Consolidated Net Income. The term “EBITDAX” specifically excludes all non-cash expenses, including, but not limited to, expenses relating to stock based compensation and hedging ceiling test impairments.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Embargoed Person”~~20~~2022 shall mean any party that is (a) a Designated Person or (ii) publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent Guarantor or the Borrower is conducting, or at any time has conducted, business, or where any Property of the Parent Guarantor or the Borrower is located, including, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980

~~20~~[20][22]	Definition added by Thirteenth Amendment.

(“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Law, as amended, and other environmental conservation or protection Governmental Requirements.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests, provided that any Debt that is convertible into Equity Interest is not “Equity Interests”.~~21~~2123

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent Guarantor or the Borrower would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil

~~21~~[21][23]	Definition amended by Fourth Amendment.

and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Guarantor or the Borrower or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent Guarantor or the Borrower to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent Guarantor or the Borrower for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent Guarantor or the Borrower or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(d), except to the extent that such Foreign Lender was entitled, at the time of designation of a new lending office, to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a).

“Executive Order”~~22~~2224 shall have the meaning set forth in the definition of “Sanction Laws and Regulations”.

“Existing Credit Agreement” has the meaning assigned such term in Recital A hereto.

“Existing Preferred Stock” means the 5.375% Series B Cumulative Convertible Preferred Stock issued on December 21, 2005 and January 23, 2006, the Series C Cumulative Preferred Stock issued in April 10, 2013 and the Series D Cumulative Preferred Stock issued in August 19, 2013, in each case, of the Parent Guarantor.

“FCPA”~~23~~2325 means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated pursuant thereto.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent Guarantor.

“Financial Statements” means the financial statement or statements of Parent Guarantor and its Consolidated Subsidiaries referred to in Section 7.04(a).

“~~First~~Fifth Amendment Effective Date” means ~~September 22~~May 16, ~~2009~~2011.

“~~Fifth~~Fifteenth Amendment Effective Date” means ~~May 16~~November 3, ~~2011~~2015.

“First Amendment Effective Date” means September 22, 2009.

“First/Second Lien Leverage Ratio” means the ratio of Total First/Second Lien Debt as of such date to EBITDAX for the four fiscal quarters most recently ended.

~~22~~[22][24]	Definition added by Ninth Amendment.
~~23~~[23][25]	Definition added by Thirteenth Amendment.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourteenth Amendment Effective Date”~~24~~2426 means October 1, 2015.

“Fourth Amendment Effective Date”~~25~~2527 means February 25, 2011.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor.

“Guaranty Agreement” means that certain Guaranty and Collateral Agreement of even date herewith among the Borrower and the guarantors thereunder in favor of the Administrative Agent for the benefit of the Lenders unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Haynesville Specified Real Property” and “Haynesville Specified Real Properties”28 has the meaning assigned to such term in Section 8.19(c).

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any

~~24~~[24][26]	Definition added by Fourteenth Amendment.
~~25~~[25][27]	Definition added by Fourth Amendment.
[28]	Definition added by Fifteenth Amendment.

components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Indebtedness”~~26~~2629 means (a) any and all amounts owing or to be owing by the Borrower, any of its Subsidiaries or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) all Secured Swap Obligations; and (c) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person (other than a Guarantor) or subject to any other credit enhancement.

“Initial Reserve Report” means the report of Netherland, Sewell & Associates, Inc. dated as of February 18, 2009 with respect to certain Oil and Gas Properties of the Borrower as of December 31, 2008.

“Intercreditor Agreement”~~27~~2730 means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and Majority Lenders by and among the Administrative Agent, the Borrower and the administrative agent or equivalent party under any Second Lien Facility Agreement, Permitted Second Lien Refinancing Debt, Third Lien Facility Agreement or Permitted Third Lien Refinancing Debt, as applicable, as the same may from time to time be amended, modified, supplemented or restated, in each case, in accordance with the

~~26~~[26][29]	Definition amended by the ATA.
~~27~~[27][30]	Definition amended most recently by Fourteenth Amendment.

terms thereof and, if required by the terms thereof, with the consent of the Administrative Agent and Majority Lenders.~~28~~2831

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Parent Guarantor and the Consolidated Subsidiaries for such period, including to the extent included in interest expense under GAAP: (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short

~~28~~[28][31]	Definition to be conformed once approach to ICA is confirmed.

sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank”~~29~~2932 means Wells Fargo Bank, National Association, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Junior Lien Facility”~~30~~3033 means, each Second Lien Facility and each Third Lien Facility.

“Junior Lien Facility Documents”~~31~~3134 means, collectively, the Second Lien Facility Documents and the Third Lien Facility Documents.

“Junior Lien Obligations”~~32~~3235 means, collectively, the Second Lien Obligations and Third Lien Obligations.

“LC Commitment” at any time means $5,000,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

~~29~~[29][32]	Definition amended by Thirteenth Amendment.
~~30~~[30][33]	Definition added by Fourteenth Amendment.
~~31~~[31][34]	Definition added by Fourteenth Amendment.
~~32~~[32][35]	Definition added by Fourteenth Amendment.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate”~~33~~3336 means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (a) 0.0% and (b) the rate (rounded upwards, if necessary, to the next 1/100th of 1%) appearing on Reuters Screen LIBOR01 which displays an average ICE Benchmark Administration Interest Settlement Rate (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates), providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100th of 1%) at which dollar deposits of $1,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent Guarantor and the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Intercreditor Agreement and the Security Instruments.

~~33~~[33][36]	Definition amended by Thirteenth Amendment.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders”~~34~~3437 means, at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (subject to Section 4.05(b) and without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, or financial condition of the Parent Guarantor and the Borrower taken as a whole, (b) the ability of the Borrower or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Parent Guarantor or the Borrower in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent Guarantor or the Borrower in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Maturity Date”~~35~~3538 means February 24, 2017.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04.

“Money Laundering Laws”~~36~~3639 has the meaning assigned to such term in Section 7.25.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

~~34~~[34][37]	Definition amended by Fourth Amendment.
~~35~~[35][38]	Definition amended most recently by Thirteen Amendment.
~~36~~[36][39]	Definition added by Thirteenth Amendment.

“Non-Defaulting Lenders” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC”~~37~~3740 means the U.S. Department of the Treasury Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or planned use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 12.04(c)(i).

~~37~~[37][40]	Definition added by Ninth Amendment.

“Permitted Refinancing Debt”~~38~~3841 means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the Convertible Notes or the 2019 High Yield Notes, as applicable; provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the then outstanding principal amount of such existing refinanced Debt immediately prior to any exchange, redemption or refinancing thereof with the new Debt and (ii) $150,000,000; (b) such new Debt has a stated maturity no earlier than 91 days after the Maturity Date; (c) such new Debt does not contain any covenants taken as a whole which are materially more onerous to the Parent Guarantor and the Borrower than those imposed by the 2019 High Yield Notes or Convertible Notes being refinanced (it being understood that the collateral and security requirements in connection with any Third Lien Facility permitted to be incurred hereunder shall not be deemed to be materially more onerous to the Parent Guarantor and the Borrower to the extent such provisions comply with an Intercreditor Agreement); (d) such new Debt (and any guarantees thereof) is (i) unsecured or (ii) with respect to an exchange of the 2019 High Yield Notes for a Third Lien Facility (such Third Lien Facility to have an aggregate principal amount not in excess of $50,000,000), secured on a junior lien basis and (e) no Default or Event of Default is existing or would result from the issuance of such new Debt.

“Permitted Second Lien Refinancing Debt”~~39~~3942 means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the Second Lien Facility; provided that (a) such new Debt is in an aggregate principal amount not to exceed the then outstanding principal amount of such existing refinanced Debt immediately prior to any exchange, redemption or refinancing thereof with the new Debt together with any reasonable fees, expenses or costs associated with such refinancing; (b) such new Debt does not shorten the maturity or average life to maturity of the existing refinanced Debt; (c) such new Debt does not contain any covenants taken as a whole which are materially more onerous to the Parent Guarantor and the Borrower than those imposed by the Second Lien Facility being refinanced; (d) such new Debt (and any guarantees thereof) (i) is unsecured or (ii) does not add additional Property as collateral to secure the new Debt unless Borrower complies with Section 9.03(e), (e) no Default or Event of Default is existing or would result from the issuance of such new Debt and (f) if such new Debt is secured, such new Debt is subject to an Intercreditor Agreement.

“Permitted Third Lien Refinancing Debt”~~40~~4043 means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the Third Lien Facility; provided that (a) such new Debt is in an aggregate principal amount not to exceed the then outstanding principal amount of such existing refinanced Debt immediately prior to any exchange, redemption or refinancing thereof with the new Debt together with any reasonable fees, expenses or costs associated with such refinancing; (b) such new Debt does not shorten the maturity or average life to maturity of the existing refinanced

~~38~~[38][41]	Definition amended most recently by Fourteenth Amendment.
~~39~~[39][42]	Definition amended by Thirteenth Amendment.
~~40~~[40][43]	Definition amended by Fourteenth Amendment.

Debt; (c) such new Debt does not contain any covenants taken as a whole which are materially more onerous to the Parent Guarantor and the Borrower than those imposed by the Third Lien Facility being refinanced; (d) such new Debt (and any guarantees thereof) (i) is unsecured or (ii) does not add additional Property as collateral to secure the new Debt unless Borrower complies with Section 9.03(e), (e) no Default or Event of Default is existing or would result from the issuance of such new Debt and (f) if such new Debt is secured, such new Debt is subject to an Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Parent Guarantor, the Borrower or an ERISA Affiliate.

“Prime Rate”~~41~~4144 means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its principal office in San Francisco, California; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Producing Properties” means Oil and Gas Properties which are categorized as “Proved Reserves” that are both “Developed” and “Producing”, as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

~~41~~[41][44]	Definition amended by Thirteenth Amendment.

“Proved Oil and Gas Properties” means Oil and Gas Properties containing Proved Reserves.

“Proved Reserves” means reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”; (b) “Developed Non-Producing Reserves”; or (c) “Undeveloped Reserves”.

“Qualified ECP Guarantor”~~42~~4245 means, in respect of any Swap Obligation, the Borrower and each Guarantor that, at the time the relevant guarantee or other liability (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such obligation or liability, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Reference Bank Cost of Funds Rate” means the rate determined pursuant to Section 2.04(f).

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

~~42~~[42][45]	Definition added by Ninth Amendment.

“Required Lenders”~~43~~4346 means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (subject to Section 4.05(b) and without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent Guarantor.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent Guarantor ~~or~~, the Borrower or its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, repurchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Guarantor ~~or~~, the Borrower or its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Parent Guarantor ~~or~~, the Borrower~~.~~ or its Subsidiaries.47

“Restricted Payment Conditions”48 means, with respect to a Restricted Payment, that (a) the Consolidated Coverage Ratio is greater than 2.25 to 1.00 after giving effect, on a pro forma basis, to such Restricted Payment, (b) the aggregate amount of such Restricted Payment and all other Restricted Payments by the Parent Guarantor pursuant to Section 9.04(a)(ii) and Section 9.04(a)(iv)(B) declared or made subsequent to March 12, 2015 would not exceed the sum of:

(i) 50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2015 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

~~43~~[43][46]	Definition added by Fourth Amendment.
[47]	Definition amended by Fifteenth Amendment.
[48]	Definition added by Fifteenth Amendment.

(ii) 100% of the aggregate net cash proceeds and the fair market value of property or securities other than cash (including Equity Interests of Persons engaged primarily in the oil and gas business or assets used in the oil and gas business), in each case received by the Parent Guarantor or the Borrower from the issue or sale of its Equity Interests (other than Disqualified Stock) or other capital contributions subsequent to March 12, 2015 (other than net cash proceeds received from an issuance or sale of such Equity Interests to (x) any direct or indirect parent of the Parent Guarantor or the Borrower, (y) a Subsidiary of the Parent Guarantor or the Borrower or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Parent Guarantor, the Borrower or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii) the net amount by which Indebtedness of the Parent Guarantor, the Borrower or its Subsidiaries is reduced on the Parent Guarantor’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent Guarantor) subsequent to March 12, 2015 of any Indebtedness of the Parent Guarantor, the Borrower or its Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Parent Guarantor (less the amount of any cash, or the fair market value of any other property (other than such Equity Interests), distributed by the Parent Guarantor upon such conversion or exchange), together with the net proceeds, if any, received by the Parent Guarantor, the Borrower or any Subsidiaries upon such conversion or exchange; and

(iv) the amount equal to the aggregate net reduction in Investments made by the Parent Guarantor, the Borrower or any Subsidiaries in any Person subsequent to March 12, 2015 resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment (other than to a Subsidiary of the Parent Guarantor or the Borrower), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Parent Guarantor, the Borrower or any Subsidiary; and

(c) the Administrative Agent receives a certificate of a Responsible Officer certifying to compliance with the foregoing (a) and (b) and attaching reasonably detailed calculations demonstrating such compliance.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Sanctioned Country” means, at any time, a country or territory which is itself or whose government is, the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions”~~44~~4449 has the meaning assigned to such term in Section 7.23.

“Sanctions Laws and Regulations”~~45~~4550 means any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SDN”~~46~~4651 shall have the meaning set forth in the definition of “Designated Persons”.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Security Instruments” means the Guaranty Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Second Lien Facility”~~47~~4752 means a second lien financing governed by a Second Lien Facility Agreement, together with all amendments, modifications, replacements, refinancings, extensions and rearrangements thereof permitted by Section 9.04(b).

“Second Lien Obligations” means, collectively, the “Obligations” or similar term as such term is defined in each Second Lien Facility Agreement.

“Second Lien Facility Agreement”~~48~~4853 means a second lien loan, credit or note agreement (or the equivalent thereof with respect to a private placement of notes including any indenture or similar agreement) (a) subject to an Intercreditor Agreement, (b) with a maturity date no earlier

~~44~~[44][49]	Definition added by Thirteenth Amendment.
~~45~~[45][50]	Definition added by Ninth Amendment.
~~46~~[46][51]	Definition added by Ninth Amendment.
~~47~~[47][52]	Definition added by Thirteenth Amendment.
~~48~~[48][53]	Definition added by Thirteenth Amendment.

than 91 days after the Maturity Date, (c) that is secured on a junior basis to the Liens securing the Indebtedness and (d) otherwise reasonably acceptable in form and substance to the Administrative Agent and Majority Lenders, together with all amendments, modifications, replacements, refinancings, extensions and rearrangements thereof permitted by Section 9.04(b).

“Second Lien Facility Documents”~~49~~4954 means any Second Lien Facility Agreement and any “Loan Documents” (or similar term as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

“Secured Swap Agreement”~~50~~5055 means any Swap Agreement between the Borrower or any Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Secured Swap Party”); provided that, for the avoidance of doubt, the term “Secured Swap Agreement” shall not include any transactions entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender.

“Secured Swap Obligations”~~51~~5156 means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement.

“Secured Swap Party”~~52~~5257 has the meaning assigned to such term in the definition of Secured Swap Agreement.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified Real Property” and “Specified Real Properties”58 has the meaning assigned to such term in Section 8.19(b).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as

~~49~~[49][54]	Definition added by Thirteenth Amendment.
~~50~~[50][55]	Definition added by the ATA.
~~51~~[51][56]	Definition added by the ATA.
~~52~~[52][57]	Definition added by the ATA.
[58]	Definition added by Fifteenth Amendment.

“Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise specified, “Subsidiary” refers to any subsidiary of the Parent Guarantor.~~53~~5359

“Subsidiary Guarantor” means each Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation”~~54~~5460  means, with respect to the Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

~~53~~[53][59]	Definition amended by Thirteenth Amendment.
~~54~~[54][60]	Definition added by Ninth Amendment.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Third Lien Facility”~~55~~5561 means a third lien financing governed by a Third Lien Facility Agreement, together with all amendments, modifications, replacements, refinancings, extensions and rearrangements thereof permitted by Section 9.04(b).

“Third Lien Obligations”~~56~~5662 means, collectively, the “Obligations” or similar term as such term is defined in each Third Lien Facility Agreement.

“Third Lien Facility Agreement”~~57~~5763 means a third lien loan, credit or note agreement (or the equivalent thereof with respect to a private placement of notes including any indenture or similar agreement) (a) subject to an Intercreditor Agreement, (b) with a maturity date no earlier than 91 days after the Maturity Date, (c) that is secured on a junior basis to the Liens securing the Indebtedness and the Second Lien Obligations and (d) otherwise reasonably acceptable in form and substance to the Administrative Agent and Majority Lenders, together with all amendments, modifications, replacements, refinancings, extensions and rearrangements thereof permitted by Section 9.04(b).

“Third Lien Facility Documents”~~58~~5864 means any Third Lien Facility Agreement and any “Loan Documents” (or similar term as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.04(b).

“Thirteenth Amendment Effective Date”~~59~~5965 means February 26, 2015.

~~55~~[55][61]	Definition added by Fourteenth Amendment.
~~56~~[56][62]	Definition added by Fourteenth Amendment.
~~57~~[57][63]	Definition added by Fourteenth Amendment.
~~58~~[58][64]	Definition added by Fourteenth Amendment.
~~59~~[59][65]	Definition added by Thirteenth Amendment.

“Total ~~Secured~~First Lien Debt”~~60~~6066 means (i) debt described in clause (a) of the definition of Indebtedness and ~~all renewals, extensions and/or rearrangements thereof, (ii) the Junior Lien Obligations and (iii)~~(ii) without duplication of clause~~s~~ (i~~) and (ii~~), all Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis of the types described in clauses (a), (b), (f), (g), (k) and (l) of the definition of Debt, in each case that is secured by a first priority Lien on any Property of the Parent Guarantor and its Subsidiaries.

“Total First/Second Lien Debt”67 means the sum of (without duplication) (i) Total First Lien Debt and (ii) (A) all Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis of the types described in clauses (a), (b), (f), (g), (k) and (l) of the definition of Debt, in each case that is secured by a Lien on any Property of the Parent Guarantor and its Subsidiaries minus any Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis of the types described in clauses (a), (b), (f), (g), (k) and (l) of the definition of Debt that is secured by a Lien on a junior lien basis relative to the Liens securing the Second Lien Facilities.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent Guarantor, the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Parent Guarantor and the Borrower and/or one or more of the Wholly-Owned Subsidiaries.

Section 1.03Types of Loans and Borrowings

. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04Terms Generally; Rules of Construction

. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context

~~60~~[60][66]	Definition added by ~~Th~~Fi~~r~~fteenth Amendment.
[67]	Definition added by Fifteenth Amendment.

may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Credit Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05Accounting Terms and Determinations; GAAP

. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Parent Guarantor’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II
The Credits

Section 2.01Commitments

. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the total Revolving Credit Exposures exceeding the total Commitments, (c) such Lender’s aggregate principal amount of Loans outstanding exceeding an amount equal to the lesser of such Lender’s Applicable Percentage of the Borrowing Base then in effect and such Lender’s Maximum Credit Amount or (d) the outstanding principal amount of all Loans exceeding an amount equal to the lesser of Borrowing Base then in effect and the

Aggregate Maximum Credit Amounts. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.~~61~~6168

Section 2.02Loans and Borrowings

.

(a)Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04 or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its

~~61~~[61][68]	Section 2.01 amended by Fifth Amendment.

books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03Requests for Borrowings

. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable, except as to ABR Borrowings, and all Borrowings shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

(i)the aggregate amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)in the case of an ABR Borrowing, whether such Borrowing Request is revocable or irrevocable.

(v)in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)the amount of the then effective Borrowing Base, the Additional LC Amount, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);69 and~~6~~6~~2~~2

(vii)the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing); and71

[69]	Section 2.03(vi) amended by Fifth Amendment.
~~62~~[62] ~~Section 2.03(vi) amended by Fifth Amendment.~~
[70]	Section 2.03(vii) amended by Fifth Amendment.

(viii)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Each Borrowing Request shall constitute a representation (1) that the amount of the requested Borrowing shall not cause (i) the total Revolving Credit Exposures to exceed the total Commitments and (ii) the outstanding principal amount of all Loans to exceed an amount equal to the difference between (A) the total Commitments and (B) the Additional LC Amount~~. 6~~6~~3~~3and (2) that as of the end of the Business Day on which such Requested Borrowing will be funded , after giving pro forma effect to the Requested Borrowing, the Consolidated Cash Balance shall not exceed $15,000,000.73

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof, the amount of such Lender’s Loan to be made as part of the requested Borrowing and if the Borrowing Request is for an ABR Borrowing, then the Administrative Agent shall request that each Lender provide its Cost of Funds rate consistent with the procedures set forth in the “Reference Bank Cost of Funds Rate” definition.

Section 2.04Interest Elections

.

(a)Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable, except as to ABR Borrowings, and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

~~63~~[63] ~~Section 2.03 amended by Fifth Amendment.~~
[71]	Section 2.03 amended by Fifth Amendment and most recently by Fifteenth Amendment.

(c)Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(ii) and Section 2.04(c)(iii) shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof, such Lender’s portion of each resulting Borrowing and if there are ABR Loans outstanding or if the Interest Election Request is for an ABR Borrowing, then the Administrative Agent shall request that each Lender provide its Cost of Funds rate consistent with the procedures set forth in the “Reference Bank Cost of Funds Rate” definition.

(e)Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)Reference Bank Cost of Funds Rate.

(i)For each Business Day (A) that the Administrative Agent receives a Borrowing Request or an Interest Election Request for an ABR Loan (including any request for a Eurodollar Borrowing converted to an ABR Borrowing pursuant to Section 3.03) (each individually, an “ABR Request”), on or prior to 12:00 noon, Houston time on such Business Day and (B) that an ABR Loan is outstanding under this Agreement and the Alternate Base Rate (without reference to the Reference Bank Cost of Funds Rate) communicated by the Administrative Agent on the previous Business Day has changed, on or prior to 9:00 a.m., Houston time, on each such Business Day, the Administrative Agent shall communicate the Alternate Base Rate on such Business Day (without reference to the Reference Bank Cost of Funds Rate) to each Lender. Each Lender shall notify the Administrative Agent no later than 1:00 p.m., Houston time, on such Business Day an ABR Request is received by the Administrative Agent, and 10:00 a.m., Houston time, on each Business Day that an ABR Loan is outstanding (in each instance, a “Determination Date”), whether such Lender’s Cost of Funds exceeds the Alternate Base Rate for such Business Day (without reference to the Reference Bank Cost of Funds Rate). Any Lender that does not provide notice to the Administrative Agent with respect to its Cost of Funds prior to 1:00 p.m. or 10:00 a.m., Houston time, on such Business Day, as applicable, shall be deemed to have confirmed to the Administrative Agent that such Lender’s Cost of Funds does not exceed the Alternate Base Rate without reference to the Reference Bank Cost of Funds Rate.

(ii)If 60% or more of the Lenders with a Commitment as of the applicable Determination Date (the “Cost of Funds Calculation Threshold”) notify the Administrative Agent that their Cost of Funds exceeds the Alternate Base Rate (without reference to the Reference Bank Cost of Funds Rate) communicated by the Administrative Agent, then the Administrative Agent shall calculate the “Reference Bank Cost of Funds Rate” which shall be calculated as the simple average of the Cost of Funds of the Lenders; provided that, any Lender which does not submit a Cost of Funds Rate shall be deemed to have confirmed to the Administrative Agent that such Lender’s Cost of Funds does not exceed the Alternate Base Rate without reference to the Reference Bank Cost of Funds Rate. The Alternate Base Rate communicated by the Administrative Agent as of such Determination Date (without reference to the Reference Bank Cost of Funds) shall be used for each such Lender which does not submit a Cost of Funds Rate to calculate the Reference Bank Cost of Funds Rate. If the Cost of Funds Calculation Threshold is not met, then the Reference Bank Cost of Funds Rate shall not be calculated and shall be disregarded for the purposes of calculating the Alternate Base Rate as of such Determination Date. For purposes of determining the Reference Bank Cost of Funds Rate, each Lender and the Administrative Agent may provide notice by electronic communications pursuant to procedures approved by the Administrative Agent.

(iii)On any Determination Date that a Reference Bank Cost of Funds Rate is calculated, the Administrative Agent shall calculate the Reference Bank Cost of Funds Rate in accordance with the procedures set forth in subsection (ii) above and shall provide such rate to the Borrower and each Lender no later than 2:00 p.m., Houston time for any ABR Request, and 11:00 a.m., Houston time on each Business Day that an ABR Loan is outstanding, without identifying the underlying rates submitted by each Lender.

Section 2.05Funding of Borrowings

.

(a)Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York, New York and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06Termination and Reduction of Aggregate Maximum Credit Amounts

.

(a)Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)Optional Termination and Reduction of Aggregate Credit Amounts.

(i)The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(b), the total Revolving Credit Exposures would exceed the total Commitments.

(ii)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.07Borrowing Base

.

(a)Initial Borrowing Base.  For the period from and including the Fourteenth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $75,000,000.~~64~~6474  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12.

(b)Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on April 1st and October 1st of each year. In addition, (i) the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time during any 12-month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07 and (ii) the Administrative Agent shall have the right, no later than 10 Business Days after receiving notice of the offering of any Permitted Refinancing Debt, to initiate an Interim Redetermination in accordance with this Section 2.07(b), and such Interim Redetermination shall not count against the maximum Interim Redeterminations allowed in any calendar year.~~65~~6575

(c)Scheduled and Interim Redetermination Procedure.

(i)Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and Section 8.12(c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and Section 8.12(c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering

~~64~~[64][72]	Borrowing Base amount most recently set by Fourteenth Amendment.
~~65~~[65][73]	Amended by Fourth Amendment.

Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on or before the March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)in the case of an Interim Redetermination, promptly, and in any event, within 15 days after the Administrative Agent has received the required Engineering Reports.

(iii)Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have 15 days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such 15 days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the

“New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and76

(ii)in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(c) or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)Reduction of Borrowing Base Upon Termination of Hedge Positions. If the Borrower or any Subsidiary shall terminate or create any off-setting positions in respect of any hedge positions (whether evidenced by a floor, put or Swap Agreement) upon which the Lenders relied in determining the Borrowing Base and the net effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would be to reduce the economic value supporting the Borrowing Base, then the Borrowing Base shall be simultaneously reduced in an amount reasonably determined by the Required Lenders equal to the economic value of such reduction.

(f)Reduction of Borrowing Base Upon Issuance of New Debt.  If the Parent Guarantor shall (i) incur additional Debt as a result of any Permitted Refinancing Debt with respect to the Convertible Notes and/or the 2019 High Yield Notes in excess of the then-outstanding principal amount of the Debt it refinances, the Borrowing Base will simultaneously be reduced in an amount equal to 25% of such excess and (ii) incur any Second Lien Facility after October 1, 2015, the Borrowing Base will simultaneously be reduced in an amount equal to 25% of the aggregate principal amount of such Second Lien Facility.~~66~~6677

Section 2.08Letters of Credit

.

(a)General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of the Subsidiaries, in a form reasonably acceptable to the Administrative Agent

[74]	Section 2.07(d)(i) amended by Fifteenth Amendment.
~~66~~[66][75]	Section 2.07(f) added by Fourth Amendment and most recently amended by ~~the~~ Thirteenth Amendment.

and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)specifying the amount of such Letter of Credit;

(v)specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that: (i) after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the LC Exposure shall not exceed the sum of the LC Commitment and the Additional LC Amount and (B) the total Revolving Credit Exposures shall not exceed the total Commitments, and (ii) if, after giving effect to the requested issuance, amendment, renewal or extension, as applicable, the total Revolving Credit Exposures exceed the Borrowing B~~o~~ase then in effect, the amount of such excess will not exceed the Additional LC Amount.~~67~~6778

~~67~~[67][76]	Section 2.08(b) amended by Fifth Amendment.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension, but in no event later than the date referred to in the following clauses (ii) and (iii)), (ii) the date that is five Business Days prior to the Maturity Date and (iii) notwithstanding the foregoing, if the Maturity Date is August 31, 2011, the close of business December 31, 2011.  For any Letter of Credit which extends beyond a Maturity Date of August 31, 2011 pursuant to clause (iii) above, on the date which is three (3) months prior to such Maturity Date, the Borrower shall provide case collateral to the relevant Issuing Bank in an amount equal to 105% of the face amount of all such Letters of credit then outstanding.~~68~~6879

(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request

~~68~~[68][77]	Section 2.08(c) amended by Third Amendment.

under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or Section 3.04(d) or (iii) the Borrower is required to provide cash collateral to the relevant Issuing Bank for Letters of Credit which will expire after a Maturity Date of August 31, 2011 pursuant to Section

2.08(c)(iii), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 2.08(c)(iii) ~~or~~, Section 3.04(c) or Section 3.04(d), the amount of such excess as provided in Section 2.08(c)(iii) ~~or~~, Section 3.04(c) or Section 3.04(d), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Guarantor or the Borrower described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent Guarantor or the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or Section 3.04(d), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.~~69~~6980

~~69~~[69][78]	Section 2.08(j) amended ~~by Third~~most recently by Fifteenth Amendment.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01Repayment of Loans

. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02Interest

.

(a)ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)Post-Default Rate. Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2%, but in no event to exceed the Highest Lawful Rate and (ii) during any Borrowing Base Deficiency, the amount of such Borrowing Base Deficiency shall bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional 2% per annum, but in no event to exceed the Highest Lawful Rate.

(d)Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate,

Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03Alternate Rate of Interest

. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04Prepayments

.

(a)Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)Mandatory Prepayments.

(i)If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC

Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii)Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07(a) through Section 2.07(d) or Section 8.13(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within 90 days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided, that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)Upon any adjustments to the Borrowing Base pursuant to Section 2.07(e), Section 2.07(f) or Section 9.12, if the total Revolving Credit Exposures exceed the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Parent Guarantor or Borrower, as applicable, shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives cash proceeds as a result of such disposition or Debt incurrence; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.~~70~~7081

(iv)Notwithstanding anything to the contrary herein, (A) if the Borrower or any of its Subsidiaries sells any Property when an Event of Default or Borrowing Base Deficiency exists, then the Borrower shall (x) if an Event of Default exists, prepay the Borrowings in an aggregate principal amount equal to the net cash proceeds received from such sale and, if any net cash proceeds from such sale remain after prepaying all of the Borrowings, pay to the Administrative Agent on behalf of the Lenders an amount equal to the remaining net cash proceeds received from such sale to be held as cash collateral as provided in Section 2.08(j); provided, the Borrowing Base and Commitments hereunder shall be permanently reduced in the amount of such prepayment or deposit of cash collateral or (y) if no Event of Default exists, (I) prepay the Borrowings in an aggregate principal amount equal to the lesser of (1) the net cash proceeds received from such sale and (2) the amount by which the total Revolving Credit Exposures exceeds the Borrowing Base then in effect plus an incremental amount such that, on a pro forma basis, availability under the Borrowing Base then in effect is equal to or greater than the greater of (X) $50,000,000 or (Y) 50% of the then effective Borrowing Base, and (II) if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of (1) the remaining net cash proceeds received from such sale (if any) and (2) the amount

~~70~~[70][79]	Section 3.04(c)(iii) amended by Thirteenth Amendment.

by which the total Revolving Credit Exposures exceeds the Borrowing Base then in effect plus an incremental amount such that, on a pro forma basis, availability under the Borrowing Base then in effect is equal to or greater than the greater of (X) $50,000,000 or (Y) 50% of the then effective Borrowing Base, to be held as cash collateral as provided in Section 2.08(j), and (B) if the Parent Guarantor or any of its Subsidiaries issues any Equity Interests when a Borrowing Base Deficiency exists, then the Borrower shall (x) prepay the Borrowings in an aggregate principal amount equal to the lesser of (1) the net cash proceeds received from such issuance and (2) the amount by which the total Revolving Credit Exposures exceeds the Borrowing Base then in effect, and (y) if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of (1) the remaining net cash proceeds received from such issuance (if any) and (2) the amount by which the total Revolving Credit Exposures exceeds the Borrowing Base then in effect such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives cash proceeds as a result of such sale or issuance; provided that all payments required to be made pursuant to this Section 3.04(c)(iv) must be made on or prior to the Termination Date.

(v)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vi)Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) If, at any time, (i) there are outstanding Borrowings or LC Exposure and (ii) the Consolidated Cash Balance exceeds $15,000,000 as of the end of any Business Day, then the Borrower shall, within one Business Day, (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j), in each case.82

(~~d~~e)No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05Fees

.

[80]	Section 3.04(c)(v) added by Fifteenth Amendment.

(a)Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate per annum of 0.50% on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure; provided that, if an Event of Default has occurred and is continuing during such period, the Letter of Credit participation fee shall increase by 2% per annum over the then applicable rate, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of one-half of one percent (0.50%) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)Maturity Extension Upfront Fees. If the Maturity Date is extended to February 25, 2016 pursuant to the definition thereof, the Borrower agrees to pay to the Administrative Agent for the account of each Lender on the date of such extension an upfront fee equal to (i) 30 basis points of each such Lender’s Applicable Percentage of the then current Borrowing Base if such Lender’s Borrowing Base Commitment on the Fourth Amendment Effective Date was less than $40,000,000 or (ii) 40 basis points of each such Lender’s Applicable Percentage of the then current Borrowing Base if such Lender’s Borrowing Base Commitment on the Fourth Amendment Effective Date was equal to or greater than $40,000,000.~~71~~7183

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs

Section 4.01Payments Generally; Pro Rata Treatment; Sharing of Set-offs

.

(a)Payments by the Borrower. Except as provided for in Section 4.03, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations

~~71~~[71][81]	Section 3.05(d) added by Fourth Amendment.

in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02Presumption of Payment by the Borrower

. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03Payments and Deductions to a Defaulting Lender

.

(a)The Borrower shall have the right, to the extent permitted by applicable law, to setoff any amounts owed to it by any Defaulting Lender in respect of deposit liabilities and liabilities under Swap Agreements against amounts due by the Borrower to such Defaulting Lender under this Agreement, provided that the amount of such set-off shall not exceed the amount of such Defaulting Lender’s Revolving Credit Exposures and interest. Further, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

(b)If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit Exposures, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders has been equalized in accordance with each of the Lenders respective pro rata share of the Indebtedness. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.03(b), all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04Disposition of Proceeds

. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

Section 4.05Defaulting Lenders

.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.-.

(b)If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit

Exposures, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Indebtedness. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.05(b), all principal will be paid ratably as provided in Section 10.02(c).

(c)Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.

(ii)The Commitment, the Maximum Credit Amount, the outstanding principal balance of the Loans and participation interests in Letters of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring (A) the consent of all Lenders or (B) the consent of each affected Lender and which affects such Defaulting Lender, shall require the consent of such Defaulting Lender; and provided further that any redetermination or affirmation of the Borrowing Base shall occur without participation of a Defaulting Lender, but the Commitments (i.e., the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.

(iii)If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(A)all or any part of such LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (2) the conditions set forth in Section 6.02 are satisfied at such time;

(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.08(e) for so long as such LC Exposure is outstanding;

(C)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.05 then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(D)if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 4.05(c), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages; or

(E)if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 4.05(c)(iii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d)So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.05(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 3.05(b) (and Defaulting Lenders shall not participate therein).

(e)In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans or participations in Letters of Credit of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 4.06Disposition of Proceeds

. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the relevant Person and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the relevant Person.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01Increased Costs

.

(a)Eurodollar Changes in Law. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(b), and, if requested by the Borrower, a detailed statement, with any necessary calculations, setting forth how such Lender or Issuing Bank determined such amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the

Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365- day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02Break Funding Payments

. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 5.03Taxes.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)Tax Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 5.04Designation of Different Lending Office

. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05Illegality

. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI
Conditions Precedent

Section 6.01Effective Date

. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of counsel to the Administrative Agent).

(b)The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d)The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.

(e)The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

(g)The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement and the other Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i)be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report;

(ii)have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of the Borrower; and

(iii)be reasonably satisfied that all Property constituting security for the Second Lien Term Loan Agreement is subject to a Lien in favor of Administrative Agent under the Security Instruments.

(h)The Administrative Agent shall have received an opinion of Michael J. Killelea, Senior Vice President, General Counsel and Corporate Secretary of the Parent Guarantor and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

(i)The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.

(j)The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to Oil and Gas Properties that have Proved Reserves representing at least 80% of the total value of the Proved Reserves in the Initial Reserve Report.

(k)The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower.

(l)The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower and the Parent Guarantor have received all consents and approvals required by Section 7.03.

(m)The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(n)The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent Guarantor or the Borrower for each jurisdiction requested by the Administrative Agent other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(o)The Administrative Agent shall be reasonably satisfied that, after the making of the Loans on the Closing Date, the application of the proceeds thereof, and after giving effect to the other transactions contemplated hereby, there is unfunded availability of not less than $25,000,000 under this Agreement on the Closing Date.

(p)The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., New York City time, on May 5, 2009 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 6.02Each Credit Event

. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event,

development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c)The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(d)The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

(f)(i) The Consolidated Cash Balance and (ii) the pro forma Consolidated Cash Balance as of the end of the Business Day on which such Borrowing will be funded, in each case, shall not exceed $15,000,000.84

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Guarantor and the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (~~e~~f).

ARTICLE VII
Representations and Warranties

The Parent Guarantor and the Borrower represent and warrant to the Lenders that on the date of each Loan, issuance, amendment, renewal or extension of any Letter of Credit, and on the date referred to in the Compliance Certificate:

Section 7.01Organization; Powers

. Each of the Parent Guarantor and the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as

[82]	Section 6.02(f) added by Fifteenth Amendment.

now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02Authority; Enforceability

. The Transactions are within the Borrower’s and each Guarantor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of the Parent Guarantor or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03Approvals; No Conflicts

. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents and (iii) the filing of any document with the SEC, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent Guarantor or the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Guarantor or the Borrower or its Properties, or give rise to a right thereunder to require any payment to be made by the Parent Guarantor or the Borrower and (d) will not result in the creation or imposition of any Lien on any Property of the Parent Guarantor or the Borrower (other than the Liens created by the Loan Documents).

Section 7.04Financial Condition; No Material Adverse Change.

(a)The Parent Guarantor has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2008, reported on by Ernst & Young, LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Guarantor and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b)Since December 31, 2008, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Parent Guarantor and the Borrower has been conducted only in the ordinary course consistent with past business practices.

(c)Neither the Parent Guarantor nor the Borrower has on the date hereof any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05Litigation.

(a)Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Guarantor, threatened against or affecting the Parent Guarantor or the Borrower (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b)Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06Environmental Matters

. Except for such matters as set forth on Schedule  7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)the Parent Guarantor and the Borrower and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b)the Parent Guarantor and the Borrower have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Parent Guarantor nor the Borrower have received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.

(c)there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Parent Guarantor’s knowledge, threatened against the Parent Guarantor or the Borrower or any of their respective Properties or as a result of any operations at such Properties.

(d)none of the Properties of the Parent Guarantor or the Borrower contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e)there has been no Release or, to the Parent Guarantor’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Parent Guarantor’s or the Borrower’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Parent Guarantor, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property.

(f)neither the Parent Guarantor nor the Borrower has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Parent Guarantor’s or the Borrower’s Properties and, to the Parent Guarantor’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g)there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Parent Guarantor’s or the Borrower’s Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

(h)The Parent Guarantor and the Borrower have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters relating to any alleged or potential non-compliance with or liability under Environmental Laws that are in any of the Parent Guarantor’s or the Borrower’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07Compliance with the Laws and Agreements; No Defaults.

(a)The Parent Guarantor and the Borrower are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)Neither the Parent Guarantor nor the Borrower is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Parent Guarantor or the Borrower to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Parent Guarantor or the Borrower or any of their Properties is bound.

(c)No Default has occurred and is continuing.

Section 7.08Investment Company Act

. Neither the Parent Guarantor nor the Borrower is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09Taxes

. The Parent Guarantor and the Borrower have each timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and the Borrower in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Parent Guarantor, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10ERISA.

(a)The Parent Guarantor, the Borrower and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.

(c)No act, omission or transaction has occurred which could result in imposition on the Parent Guarantor, the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)Full payment when due has been made of all amounts which the Parent Guarantor, the Borrower or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.

(e)Neither the Parent Guarantor, the Borrower nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Guarantor, the Borrower or any ERISA Affiliate in its sole discretion at any time without any material liability.

(f)Neither the Parent Guarantor, the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11Disclosure

; No Material Misstatements. The Parent Guarantor has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or the Borrower is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent Guarantor or the Borrower to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent Guarantor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Parent Guarantor or the Borrower which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Parent Guarantor or the Borrower prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent Guarantor and the Borrower do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12Insurance

. The Parent Guarantor and the Borrower have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent Guarantor and the Borrower. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13Restriction on Liens

. Neither the Parent Guarantor nor the Borrower is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.14Subsidiaries

. All of the Subsidiaries of the Parent Guarantor and the Borrower, if any, are set forth on Schedule 7.14 or as may be disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14. All Subsidiaries listed on Schedule 7.14, if any, are Wholly-Owned Subsidiaries.

Section 7.15Location of Business and Offices

. The Parent Guarantor’s jurisdiction of organization is Delaware; the name of the Parent Guarantor as listed in the public records of its jurisdiction of organization is Goodrich Petroleum Corporation; and the organizational identification number of the Parent Guarantor in its jurisdiction of organization is 2675735. The Borrower’s jurisdiction of organization is Louisiana; the name of the Borrower as listed in the public records of its jurisdiction of organization is Goodrich Petroleum Company, L.L.C.; and the organizational identification number of the Borrower in its jurisdiction of organization is 34719938K (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Parent Guarantor’s and Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.16Properties; Titles, Etc.

(a)The Borrower has good and defensible title to the Proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s net revenue interest in such Property.

(b)All material leases and agreements necessary for the conduct of the business of the Borrower are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)The rights and Properties presently owned, leased or licensed by the Borrower including, without limitation, all easements and rights of way, include all rights and

Properties necessary to permit the Borrower to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)All of the Properties of the Parent Guarantor and the Borrower which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17Maintenance of Properties

. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Borrower have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower, in a manner consistent with the Borrower’s past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18Gas Imbalances, Prepayments

. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 7.19Marketing of Production

. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrower’s Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six months from the date hereof.

Section 7.20Swap Agreements

. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Parent Guarantor and Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Parent Guarantor and the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21Use of Loans and Letters of Credit

. The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations, to refinance Debt under the Existing Credit Agreement, and for general corporate purposes. The Parent Guarantor and the Borrower are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22Solvency

. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Parent Guarantor and the Borrower, taken as a whole, will exceed the aggregate Debt of the Parent Guarantor and the Borrower on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Parent Guarantor and the Borrower will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Parent Guarantor and the Borrower and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Parent Guarantor and the Borrower will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23Sanctions Laws and Regulations

.~~72~~7285

(a) Neither the Parent Guarantor nor the Borrower, or any directors or officers of the Parent Guarantor or the Borrower or, to the knowledge of the Parent Guarantor and the Borrower, any brokers or other agents acting at the direction of the foregoing in connection with this Agreement or any other Loan Document:

(i) is (A) the target of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom. (collectively, “Sanctions”), or (B) located, organized or resident in a Sanctioned Country; or

(ii)is a Designated Person.

(b)Neither the Parent Guarantor nor the Borrower will, directly or, to the knowledge of the Parent Guarantor and the Borrower, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

(c)The Parent Guarantor and the Borrower have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued compliance with Sanctions.

Section 7.24Foreign Corrupt Practices.~~73~~7386

. Neither the Parent Guarantor nor the Borrower, nor, to the knowledge of the Parent Guarantor and the Borrower, any director, officer, agent, employee or Subsidiary of the Parent Guarantor or the Borrower, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA or any other applicable anti-corruption law or regulation, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Parent Guarantor and the Borrower, and their Subsidiaries have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued compliance therewith.

~~72~~[72][83]	Added by Ninth Amendment and most recently amended by the Thirteenth Amendment.
~~73~~[73][84]	Added by Thirteenth Amendment.

Section 7.25Money Laundering Laws; Embargoed Persons.

~~74~~7487

(a)The operations of each of the Parent Guarantor and the Borrower are and have been conducted by such Person at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the rules and regulations thereunder, and any related or similar laws, regulations or guidelines, issued, administered or enforced by any governmental agency of the United States (including, without limitation, the USA PATRIOT Act, the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended), and the Executive Order) (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or the Borrower with respect to the Money Laundering Laws is pending or threatened in writing.

(b)Neither the Parent Guarantor nor the Borrower is, and, to the knowledge of the Parent Guarantor and the Borrower, none of their respective officers or directors that is acting or benefiting in any capacity in connection with the Loans is, an Embargoed Person.

(c)Neither the Parent Guarantor nor the Borrower is, and, to the knowledge of the Parent Guarantor and the Borrower, none of their respective officers or directors that is acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Money Laundering Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Money Laundering Law.

ARTICLE VIII
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Guarantor and the Borrower covenant and agree with the Lenders that:

Section 8.01Financial Statements

; Ratings Change; Other Information. The Parent Guarantor will furnish to the Administrative Agent and each Lender:

(a)Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of Parent Guarantor, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing (without a “going

~~74~~[74][85]	Added by Thirteenth Amendment.

concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b) hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Swap Agreements of the Parent Guarantor or the Borrower, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(e)Certificate of Insurer -- Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(f)Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent Guarantor or the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent Guarantor or the Borrower, and a copy of any response by the Parent Guarantor or the Borrower, or the Board of Directors of the Parent Guarantor or the Borrower, to such letter or report.

(g)SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor with the SEC, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be.

(h)Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)Notice of Sales of Oil and Gas Properties. In the event the Borrower intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties in accordance with Section 9.12, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

(j)Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(k)Permitted Refinancing Debt. In the event the Parent Guarantor or Borrower intends to refinance any Debt with the proceeds of Permitted Refinancing Debt as contemplated by Section 9.02(i) or Section 9.02(k), 45 days prior written notice of such intended offering therefor, the amount thereof and the anticipated date of closing and will furnish a copy of the preliminary offering memorandum (if any), the final offering memorandum (if any) and the definitive documentation related thereto; provided, that, with respect to any offering of Permitted Refinancing Debt in the form of a Third Lien Facility that Redeems, in whole or in part, the 2019 High Yield Notes prior to November 15, 2015, the Parent Guarantor or Borrower, as applicable shall not be required to provide 45 days prior written notice and shall instead provide five (5) Business Days’ written notice of such issuance and furnish a copy of the preliminary offering memorandum (if any), the final offering memorandum (if any) and the definitive documentation related thereto.~~75~~7588

(l)Information Regarding Borrower and the Subsidiaries. Prompt written notice (and in any event prior thereto) of any change (i) in the Parent Guarantor’s or Borrower’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Parent Guarantor’s or Borrower’s chief executive office or principal place of business, (iii) in the Parent Guarantor’s or Borrower’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or

~~75~~[75][86]	Amended most recently by Fourteenth Amendment.

formed, (iv) in the Parent Guarantor’s or Borrower’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Parent Guarantor’s or Borrower’s federal taxpayer identification number.

(m)Production Report and Lease Operating Statements. Within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(n)Notices of Certain Changes. Promptly, but in any event within five Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Parent Guarantor or Borrower

(o)Ratings Change. Promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt or any other Material Indebtedness, written notice of such rating change.

(p)Monthly Production Report.~~76~~7689 Promptly after preparation, but no later than fifteen (15) days after the end of each calendar month, (i) deliver a report from the Borrower in a form acceptable to the Administrative Agent setting forth (A) the previous month's production of each of crude oil and natural gas and (B) forecasted average daily production of each of crude oil and natural gas for each calendar month for the next forty-eight (48) calendar month period and (ii) to the extent any Swap Agreement was entered into during the period covered by such report delivered pursuant to Section 8.01(p)(i), deliver a certificate of a Responsible Officer of the Parent Guarantor and the Borrower to the Administrative Agent certifying that, based on the information contained in such report, any such Swap Agreement would have complied with Section 9.18 as of the date such Swap Agreement was executed.

(q)Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Guarantor or Borrower (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02Notices of Material Events

. The Parent Guarantor will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)the occurrence of any Default;

~~76~~[76][87]	Amended by Ninth Amendment.

(b)the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent Guarantor or the Borrower not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03Existence; Conduct of Business

. Each of the Parent Guarantor and Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04Payment of Obligations

. The Parent Guarantor and Borrower will each pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Guarantor or Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Parent Guarantor or the Borrower.

Section 8.05Performance of Obligations under Loan Documents

. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Parent Guarantor and the Borrower will do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06Operation and Maintenance of Properties

. The Borrower, at its own expense, will:

(a)operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c)promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder .

(d)promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

(e)operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f)to the extent that the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07Insurance

. The Parent Guarantor and Borrower will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08Books and Records; Inspection Rights

. The Parent Guarantor and Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Guarantor and Borrower will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.09Compliance with Laws

. The Parent Guarantor and Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10Environmental Matters.

(a)The Parent Guarantor and the Borrower shall each, at its sole expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of its Properties or any other property offsite the Property to the extent caused by its operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of its Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of its Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct its operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a material claim for damages or compensation; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that its obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)The Parent Guarantor or the Borrower, as applicable, will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Parent Guarantor or the Borrower or their Properties of which the Borrower or the Parent Guarantor has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

(c)The Parent Guarantor and the Borrower will, in connection with any future acquisitions of Oil and Gas Properties or other Properties, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority).

Section 8.11Further Assurances.

(a)The Parent Guarantor and Borrower at their sole expense will promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent Guarantor or Borrower, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)The Parent Guarantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Parent Guarantor or the Borrower where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12Reserve Reports.

(a)On or before March 1st and September 1st of each year, commencing March 1, 2010, the Parent Guarantor shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.~~77~~7790

(b)In the event of an Interim Redetermination, the Parent Guarantor shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Parent Guarantor pursuant to Section 2.07(b), the Parent Guarantor shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than 30 days following the receipt of such request.

~~77~~[77][88]	Section 8.12(a) amended by First Amendment.

(c)With the delivery of each Reserve Report, the Parent Guarantor shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Proved Oil and Gas Properties evaluated in such Reserve Report, (iii) the Oil and ~~such~~Gas Properties are free of all Liens except for Liens permitted by Section 9.03, (~~iii~~iv) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (~~iv~~v) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of the Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (~~v~~vi) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Parent Guarantor could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and (A) demonstrating the percentage of the total value of the Proved Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.14(a) and (B) that the Administrative Agent has a Lien on all Oil and Gas Properties of the Borrower except as specifically noted on such certificate.

Section 8.13Title Information.

(a)On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Parent Guarantor will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 90% of the total value of the Proved Oil and Gas Properties evaluated by such Reserve Report.

(b)If the Parent Guarantor has provided title information for additional Properties under Section 8.13(a), the Parent Guarantor shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 90% of the value of the Proved Oil and Gas Properties evaluated by such Reserve Report.

(c)If the Parent Guarantor is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60 day period or the Parent Guarantor does not comply with the requirements to provide acceptable title information covering 90% of the value of the Proved Oil and Gas Properties evaluated in the most recent Reserve Report, such inability to cure shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 60 day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 90% requirement, and the Administrative Agent may send a notice to the Parent Guarantor and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Parent Guarantor to be in compliance with the requirement to provide acceptable title information on 90% of the value of the Proved Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.~~78~~7891

Section 8.14Additional Collateral; Additional Guarantors.

(a)In connection with each redetermination of the Borrowing Base, the Parent Guarantor shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 90% of the total value of the Proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 90% of such total value, then the Parent Guarantor shall grant, within 30 days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Proved Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).~~79~~7992

(b)In the event that any Subsidiary incurs or guarantees any Debt, the Borrower or Parent Guarantor shall promptly cause such Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the

~~78~~[78][89]	Amended by Thirteenth Amendment.
~~79~~[79][90]	Amended by Thirteenth Amendment.

Borrower or Parent Guarantor shall, or shall cause such Subsidiary to, (i) execute and deliver a supplement to the Guaranty Agreement executed by such Subsidiary, (ii) pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)The Parent Guarantor will, at all times, cause the other material tangible and intangible assets of the Borrower to be subject to a Lien of the Security Instruments.

(d)The Borrower shall not create or acquire any subsidiary without (i) giving 60 days advance written notice to the Administrative Agent of such proposed creation or acquisition, and (ii) entering into any agreements, instruments, or documentation that the Administrative Agent, in its sole discretion, deems reasonably necessary to include such subsidiary under the terms of this Agreement and the other Loan Documents prior to such creation or acquisition.

(e)The Borrower shall (i) notify the Administrative Agent within three (3) Business Days of the opening of any deposit account or securities account by the Parent Guarantor or its Subsidiaries, and (ii) promptly, but in no event later than within 10 Business Days (or such longer time as the Administrative Agent may agree in its sole discretion) following a request by the Administrative Agent, cause any deposit or securities account to be subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent.~~80~~8093

Section 8.15ERISA Compliance

. The Parent Guarantor and the Borrower will promptly furnish and will cause any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Parent Guarantor, the Borrower or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Parent Guarantor, the Borrower or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.16Keepwell

.~~81~~8194  Each of the Parent Guarantor and the Borrower shall, and shall cause each Guarantor that is a Qualified ECP Guarantor at the time of the guarantee or the grant of a security interest under the Loan Documents, in each case, with respect to any Swap

~~80~~[80][91]	Added by Thirteenth Amendment.
~~81~~[81][92]	Added by Ninth Amendment.

Obligation to, jointly and severally, absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under the Loan Documents to which it is a party in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.16, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 8.16 shall remain in full force and effect until the Indebtedness has been indefeasibly paid and performed in full.  The Borrower intends that this Section 8.17 constitute, and this Section 8.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.17Compliance with Anti-Terrorism Laws

.~~82~~8295  Neither the Parent Guarantor nor the Borrower shall:

(a) Directly or indirectly, in connection with the Loans, knowingly (i) conduct any operations in violation of any Money Laundering Laws, (ii) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person or (iii) engage in or conspire to engage in any transaction that evades or  avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Money Laundering Laws.

(b) Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of either the Parent Guarantor or the Borrower that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Money Laundering Laws.

(c) Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in either the Parent Guarantor or the Borrower or (ii) any of the funds or properties of either the Parent Guarantor or the Borrower that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

(d) The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Parent Guarantor’s and the Borrower’s compliance with this Section 8.17.

Section 8.18Compliance with FCPA

.~~83~~8396  Neither the Parent Guarantor nor the Borrower, will use the proceeds of any Loan in a manner that would result in a violation by such Persons of the FCPA or any other applicable anti-corruption law or regulation, including without limitation, an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any

~~82~~[82][93]	Added by Ninth Amendment and most recently amended by Thirteenth Amendment.
~~83~~[83][94]	Added by Thirteenth Amendment.

“foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Parent Guarantor and the Borrower, and their Subsidiaries will conduct their business in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued material compliance therewith.

Section 8.19Additional Collateral Requirements.~~84~~8497

(a)From and after the Fourteenth Amendment Effective Date, in connection with each redetermination of the Borrowing Base or as requested from time to time by the Administrative Agent, the Parent Guarantor shall ascertain whether all of the Proved Oil and Gas Properties owned by the Parent Guarantor and its Subsidiaries are Mortgaged Properties.  In the event that all of the Proved Oil and Gas Properties owned by the Parent Guarantor and its Subsidiaries are not Mortgaged Properties, then the Parent Guarantor shall grant, within 15 days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) of delivery of the certificate required under Section 8.12(c) or within 15 days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) of the Administrative Agent’s request, as applicable, to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on any Proved Oil and Gas Properties not already subject to a Lien pursuant to the Security Instruments; provided, that, if at any time the Administrative Agent, in its sole discretion, determines that the cost of obtaining such first-priority Lien interest exceeds the value of such Lien interest with respect to a Proved Oil and Gas Property, then the Parent Guarantors and its Subsidiaries shall not be required to grant a Lien on such Proved Oil and Gas Property at such time. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Proved Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)(i) Within 30 days of the Fifteenth Amendment Effective Date and (ii) in connection with each redetermination of the Borrowing Base or as requested from time to time by the Administrative Agent after the Fifteenth Amendment Effective Date, the Parent Guarantor shall ascertain whether all real property that is owned by the Parent Guarantor and its Subsidiaries located in Atascosa, Austin, Bastrop, Bee, Brazos, Burleson, Colorado, DeWitt, Dimmit, Duval, Fayette, Frio, Goliad, Gonzales, Grimes, Jim Wells, Karnes, LaSalle, Lavaca, Lee, Leon, Live Oak, Madison, Maverick, McMullen, Medina, Milam, Robertson, San Patricio, Washington, Webb, Wilson, Zavala Counties, Texas, Allen, Avoyelles, Beauregard, Catahoula, Concordia, East Baton Rouge, East Feliciana, Evangeline, Grant, La Salle, Livingston, Point Coupee, Rapides, St Helena, St Landry, St Tammany, Tangipahoa, Vernon, Washington, West

~~84~~[84][95]	Amended by Fourteenth Amendment

Baton Rouge, West Feliciana Parishes, Louisiana and Adams, Amite, Franklin, Hancock, Marion, Pearl River, Pike, Walthall, Wilkinson Counties, Mississippi (such properties, collectively, “Specified Real Properties” and each a “Specified Real Property”) are Mortgaged Properties.  In the event that all of the Specified Real Properties are not Mortgaged Properties, then the Parent Guarantor shall grant, within 30 days of the Fifteenth Amendment Effective Date, prior to the delivery of the certificate required under Section 8.12(c) (or such longer period as may be agreed by the Administrative Agent in its sole discretion) or within 15 days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) of the Administrative Agent’s request, as applicable, to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on any Specified Real Properties not already subject to a Lien pursuant to the Security Instruments; provided, that, if at any time the Administrative Agent, in its sole discretion, determines that the cost of obtaining such first-priority Lien interest exceeds the value of such Lien interest with respect to such Specified Real Property, then the Parent Guarantors and its Subsidiaries shall not be required to grant a Lien on such Specified Real Property at such time. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on any Specified Real Property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b). At the reasonable request of the Administrative Agent, the Borrower and each Guarantor shall be required to deliver opinions of counsel related to any additional mortgages, financing statements or other documents required to be delivered pursuant to this Section 8.19(b).

(c)(i) On or before December 31, 2015 and (ii) in connection with each redetermination of the Borrowing Base or as requested from time to time by the Administrative Agent after December 31, 2015, the Parent Guarantor shall ascertain whether all real property that is owned by the Parent Guarantor and its Subsidiaries located in the Bienville, Bossier, Caddo, DeSoto, Natchitoches, Red River, Sabine, Webster Parishes, Louisiana and Angelina, Cherokee, Gregg, Harrison, Marion, Nacogdoches, Panola, Rusk, Sabine, San Augustine, Shelby, Smith, Upshur Counties, Texas (such properties, collectively, “Haynesville Specified Real Properties” and each a “Haynesville Specified Real Property”) are Mortgaged Properties.  In the event that all of the Haynesville Specified Real Properties are not Mortgaged Properties, then the Parent Guarantor shall grant, on or before December 31, 2015, prior to the delivery of the certificate required under Section 8.12(c) (or such longer period as may be agreed by the Administrative Agent in its sole discretion) or within 15 days (or such longer period as may be agreed by the Administrative Agent in its sole discretion) of the Administrative Agent’s request, as applicable, to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on any Haynesville Specified Real Properties not already subject to a Lien pursuant to the Security Instruments; provided, that, if at any time the Administrative Agent, in its sole discretion, determines that the cost of obtaining such first-priority Lien interest exceeds the value of such Lien interest with respect to such Haynesville Specified Real Property, then the Parent

Guarantors and its Subsidiaries shall not be required to grant a Lien on such Haynesville Specified Real Property at such time. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on any Haynesville Specified Real Property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(c). At the reasonable request of the Administrative Agent, the Borrower and each Guarantor shall be required to deliver opinions of counsel related to any additional mortgages, financing statements or other documents required to be delivered pursuant to this Section 8.19(c).98

ARTICLE IX
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Guarantor and the Borrower covenant and agree with the Lenders that:

Section 9.01Financial Covenants.

(a)Interest Coverage Ratio.  The Parent Guarantor will not, as of the last day of any fiscal quarter commencing with the fiscal quarter ended September 30, 2015, permit its ratio of EBITDAX for the period of the four fiscal quarters then ended to cash Interest Expense for such period to be less than ~~2.0~~1.25 to ~~1.0~~1.00.99

(b)Ratio of Total ~~Secured~~First Lien Debt to EBITDAX.  The Parent Guarantor will not, at any time on or after the Fifteenth Amendment Effective Date, permit its ratio of Total ~~Secured~~First Lien Debt as of such date to EBITDAX for the four fiscal quarters most recently ended to be greater than ~~2.5~~1.25 to ~~1.0~~1.00.~~85~~85100

(c)Current Ratio. The Parent Guarantor will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding non-cash obligations under FAS 133, non-invoiced costs related to the Borrower’s capital expenditure program, and current maturities under this Agreement) to be less than 1.0 to 1.0.

[96]	Section 8.19 amended by Fifteenth Amendment.
[97]	Section 9.01(a) amended by Fifteenth Amendment.
~~85~~[85][98]	Section 9.01(b) amended most recently by ~~Th~~Fi~~r~~fteenth Amendment.

Section 9.02Debt

. The Parent Guarantor and the Borrower will not incur, create, assume or suffer to exist any Debt, except:

(a)the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b)Debt of the Parent Guarantor and the Borrower existing on the date hereof that is reflected in the Financial Statements.~~86~~86101

(c)accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 60 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(d)Debt under Capital Leases not to exceed $5,000,000.

(e)Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of any Oil and Gas Properties.

(f)intercompany Debt between Parent Guarantor and Borrower to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any other Person, and; provided further, that any such Debt shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

(g)endorsements of negotiable instruments for collection in the ordinary course of business.

(h)Debt under the Second Lien Facility and any guarantees thereof, the principal amount of which does not exceed $200,000,000 in the aggregate.~~87~~87102

(i)Debt under (i) the Convertible Notes, (ii) any Permitted Refinancing Debt in respect of the Convertible Notes and (iii) any guarantees of the foregoing.~~88~~88103

(j)other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding.

(k)Debt under (i) the 2019 High Yield Notes, (ii) any Permitted Refinancing Debt in respect of the 2019 High Yield Notes and (iii) any guarantees of the foregoing.~~89~~89104

~~86~~[86][99]	Amended by Thirteenth Amendment.
~~87~~[87]100	Amended by Thirteenth Amendment.
~~88~~[88]101	Section 9.02(i) amended by Fourth Amendment and the Thirteenth Amendment.
~~89~~[89]102	Amended by Thirteenth Amendment.

(l)Debt under any Permitted Third Lien Refinancing Debt.~~90~~90105

Section 9.03Liens

. The Parent Guarantor and Borrower will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)Liens securing the payment of any Indebtedness.

(b)Excepted Liens.

(c)Liens securing Capital Leases permitted by Section 9.02(d) but only on the Property under lease.

(d)[Reserved].~~91~~91106

(e)Liens on Property to secure the Junior Lien Obligations; provided that the Parent Guarantor shall (i) give 15 days prior written notice to Administrative Agent thereof and (ii) grant to the Administrative Agent to secure the Indebtedness a first-priority, perfected Lien on the same Property pursuant to Security Instruments in form and substance satisfactory to Administrative Agent. In connection therewith, the Parent Guarantor and Borrower shall execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by Administrative Agent.

(f)Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(f) shall not exceed $5,000,000 at any time.

Section 9.04Dividends, Distributions and Redemptions; Repayment of Senior Subordinated Notes; Repayment of Convertible Senior Debt.

(a)Restricted Payments. The Parent Guarantor and Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interests holders; provided, however, that, so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom (i) the Parent Guarantor and Borrower may declare, make or pay Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) if the Restricted Payment Conditions are met, the Parent Guarantor may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Guarantor and the Subsidiaries, (iii) the Parent Guarantor may make required payments, in cash or in Equity

~~90~~[90]103	Added by Fourteenth Amendment.
~~91~~[91]104	Amended by Thirteenth Amendment.

Interests (other than Disqualified Capital Stock) of the Parent Guarantor, on the Convertible Notes and any Permitted Refinancing Debt in respect of the Convertible Notes, (iv) if (A) the First/Second Lien Leverage Ratio is less than 1.75 to 1.00 on a pro forma basis after giving effect to such payment or (B) the Restricted Payment Conditions are met, the Parent Guarantor may pay regularly scheduled dividends, in cash, on the Existing Preferred Stock, and (v) the Borrower and its Subsidiaries may declare, make and pay Restricted Payments to the Parent Guarantor~~. 9~~9~~2~~2and the Subsidiaries of the Borrower may declare, make and pay Restricted Payments to the Borrower.108

(b)Redemption of Junior Lien Facility; Amendment of Junior Lien Facility Documents. The Parent Guarantor and Borrower will not, prior to the date that is 91 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Junior Lien Facility; provided that, (w) so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the Borrower may Redeem any Junior Lien Facility with the net cash proceeds of any sale or offering of Equity Interests (other than Disqualified Capital Stock), (x) the Borrower may Redeem any Junior Lien Facility with Equity Interests (other than Disqualified Capital Stock) of the Parent Guarantor; (y) the Borrower may Redeem any Junior Lien Facility in accordance with the terms of the Intercreditor Agreement and (z) the Borrower may refinance (1) the Second Lien Facility with Permitted Second Lien Refinancing Debt or (2) the Third Lien Facility with Permitted Third Lien Refinancing Debt; or (ii) amend, modify, waive or otherwise change, consent to or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Lien Facility or any Junior Lien Facility Documents if (A) the effect thereof would be to shorten its maturity or average life to maturity or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, (B) such action requires the payment of a consent fee (howsoever described), or (C) such action adds additional Property as collateral to secure any Junior Lien Obligations unless Borrower complies with Section 9.03(e).~~93~~93109

(c)Redemption of Convertible Notes.  Neither the Parent Guarantor, the Borrower, nor any other Guarantor will, prior to the date that is 91 days after the Maturity Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part), the Convertible Notes or any Permitted Refinancing Debt in respect of the Convertible Notes, provided that, the Parent Guarantor or the Borrower may Redeem the Convertible Notes or any Permitted Refinancing Debt in respect of the Convertible Notes with (i) the net cash proceeds from the sale or issuance of Permitted Refinancing Debt or the issuance of Permitted Refinancing Debt in Redemption therefor, (ii) so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result

~~92~~[92] ~~Section 9.04(a) amended by First Amendment, Fourth Amendment and most recently amended by the Thirteenth Amendment.~~
105	Section 9.04(a) amended by First Amendment, Fourth Amendment, Thirteenth Amendment and most recently amended by Fifteenth Amendment.
~~93~~[93]106	Amended by Thirteenth Amendment.

therefrom, the net cash proceeds of any sale or issuance of Equity Interests of the Parent Guarantor (other than Disqualified Capital Stock) or (iii) the issuance of such Equity Interests (other than Disqualified Capital Stock) in Redemption therefor.~~94~~94110

(d)Redemption of 2019 High Yield Notes. Neither the Parent Guarantor, the Borrower, nor any other Guarantor will, prior to the date that is 91 days after the Maturity Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the 2019 High Yield Notes or any Permitted Refinancing Debt in respect of the 2019 High Yield Notes, provided that, the Parent Guarantor or the Borrower may Redeem the 2019 High Yield Notes or any Permitted Refinancing Debt in respect of the 2019 High Yield Notes with (i) the net cash proceeds from the sale or issuance of Permitted Refinancing Debt or the issuance of Permitted Refinancing Debt in exchange for or in Redemption therefor, (ii) so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the issuance of Debt pursuant to Section 9.02(h) in exchange for or in Redemption of the 2019 High Yield Notes (iii) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom, the net cash proceeds of any sale or issuance of Equity Interests of the Parent Guarantor (other than Disqualified Capital Stock) or (iv) the issuance of such Equity Interests (other than Disqualified Capital Stock) in Redemption therefor.~~95~~95111

Section 9.05Investments, Loans and Advances

. The Parent Guarantor and Borrower will not make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)Investments reflected in the Financial Statements ~~or which are disclosed to the Lenders in Schedule 9.05~~.

(b)accounts receivable arising in the ordinary course of business.

(c)direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $250,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term

~~94~~[94]107	Added by First Amendment and amended by Fourth Amendment and Eighth Amendment and most recently amended by the Thirteenth Amendment.
~~95~~[95]108	Added by Fourth Amendment and most recently amended by Fourteenth Amendment.

deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f)deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).

(g)Investments (i) made by the Parent Guarantor in or to the Borrower and (ii) made by the Borrower in or to the Parent Guarantor.

(h)subject to the limits in Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or the Parent Guarantor with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $5,000,000.

(i)subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

(j)loans or advances to employees, officers or directors in the ordinary course of business of the Parent Guarantor or any of the Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $500,000 in the aggregate at any time.

(k)Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Parent Guarantor or the Borrower as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of the Subsidiaries; provided that the Parent Guarantor shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $2,500,000.

(l)other Investments not to exceed $2,500,000 in the aggregate at any time.

Section 9.06Nature of Business; International Operations

. The Parent Guarantor and Borrower will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower and the Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

Section 9.07Limitation on Leases

. The Parent Guarantor and Borrower will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $5,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08Proceeds of Notes

. The Parent Guarantor will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09ERISA Compliance

. The Parent Guarantor and Borrower will not at any time:

(a)engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Parent Guarantor, the Borrower or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Guarantor, the Borrower or any ERISA Affiliate is required to pay as contributions thereto.

(c)contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10Sale or Discount of Receivables

. Except for receivables obtained by the Borrower out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11Mergers, Etc

. Neither the Parent Guarantor nor the Borrower will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary and that the Borrower may merge with any Wholly-Owned Subsidiary so long as the Borrower is the survivor.

Section 9.12Sale of Properties

. The Parent Guarantor and the Borrower will not sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or the Parent Guarantor or is replaced by equipment of at least comparable value and use; (d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition (as reasonably determined by the board of directors of the Parent Guarantor and, if requested by the Administrative Agent, the Parent Guarantor shall deliver a certificate of a Responsible Officer certifying to that effect), (iii) the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, recommended by the Administrative Agent and approved by Required Lenders, and (iv) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and (e) sales and other dispositions of Properties not regulated by subsections (a) to (d) of this Section 9.13 having a fair market value not to exceed $1,000,000 during any 12-month period.~~96~~96112

Section 9.13Environmental Matters

. Each of the Parent Guarantor and the Borrower will not cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations, Release or threatened Release, exposure, or Remedial work could reasonably be expected to have a Material Adverse Effect.

Section 9.14Transactions with Affiliates

. The Parent Guarantor and Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

~~96~~[96]109	Amended by Thirteenth Amendment.

Section 9.15Subsidiaries

. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional subsidiary unless the Borrower complies with Section 8.14. The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any subsidiary except in compliance with Section 9.12(d). Neither the Borrower nor any Subsidiary shall have any Subsidiaries organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Colombia.

Section 9.16Negative Pledge Agreements; Dividend Restrictions

.~~97~~97113 The Parent Guarantor and the Borrower will not create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or Capital Leases creating Liens permitted by Section 9.03(c)) which in any way prohibits or restricts (other than any provision under Junior Lien Facilities requiring the granting of a Lien in favor of the secured parties thereunder in the event that a corresponding Lien is granted pursuant to the terms of the Security Instruments) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.17Gas Imbalances, Take-or-Pay or Other Prepayments

. The Parent Guarantor and the Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower that would require Borrower to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one half bcf of gas (on an mcf equivalent basis) in the aggregate.

Section 9.18Swap Agreements

.~~98~~98114  Neither the Parent Guarantor nor the Borrower will enter into any commodity Swap Agreements (a) with any Person other than an Approved Counterparty or (b) which would cause the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) to exceed, as of the date such Swap Agreement is executed, (i) 100% of the Current Production as of the date the Parent Guarantor or Borrower enters into such Swap Agreement for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the 24 month period following the date such Swap Agreement is entered into, (ii) 75% of the Current Production as of the date the Parent Guarantor or the Borrower entered into such Swap Agreements for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the 18 month period following the 24 month period referenced in Section 9.18(b)(i) and (iii) 50% of the Current Production as of the date the Parent Guarantor or the Borrower entered into such Swap Agreements for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the 6 month period following the 42 month period referenced in Sections 9.18(b)(i) and (b)(ii). In no

~~97~~[97]110	Amended by Fourteenth Amendment.
~~98~~[98]111	Amended by Ninth Amendment.

event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent Guarantor or the Borrower to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

Section 9.19Swap Agreement Termination

. The Parent Guarantor and Borrower shall maintain the hedged positions established pursuant to Swap Agreements used to calculate the then effective Borrowing Base and shall neither assign, terminate or unwind any such Swap Agreements nor sell any Swap Agreements if the effect of such action (when taken together with any other Swap Agreements executed contemporaneously with the taking of such action) would have the effect of canceling its positions under such Swap Agreements; provided that notwithstanding the foregoing, the Parent Guarantor and the Borrower may assign, terminate or unwind Swap Agreements with the effect of canceling its position if it provides not less than ten Business Days prior written notice of such intent to the Administrative Agent and the Lenders, and concurrently with such notice the Required Lenders shall have the right to adjust the Borrowing Base in accordance with Section 2.07(e).

Section 9.20Use of Proceeds

. The Borrower shall not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Parent Guarantor, the Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, ~~or~~ (C)  in any manner that would result in the violation of  any Sanctions applicable to any party hereto~~.~~ or (D) to (i) Redeem the 2019 High Yield Notes, (ii) Redeem any Junior Lien Facility, (iii) Redeem or make any payment in respect of Equity Interests in the Parent Guarantor or Borrower, (iv) Redeem the Convertible Notes or (v) Redeem any Permitted Refinancing Debt, Permitted Second Lien Refinancing Debt or Permitted Third Lien Refinancing Debt, as applicable.115

Section 9.21Consolidated Cash Balance

. When any Loans are outstanding or there is any LC Exposure (except LC Exposure that has been cash collateralized pursuant to Section 2.08(j)), the Parent Guarantor and Borrower shall not permit the Consolidated Cash Balance at the end of any Business Day to exceed $15,000,000.116

ARTICLE X
Events of Default; Remedies

Section 10.01Events of Default

. One or more of the following events shall constitute an “Event of Default”:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become

112	Section 9.20 amended by Fifteenth Amendment.
113	Section 9.21 added by Fifteenth Amendment.

due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)any representation or warranty made or deemed made by or on behalf of the Parent Guarantor or Borrower in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d)the Parent Guarantor or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(l), Section 8.01(o), Section 8.02, Section 8.03, Section 8.14, Section 8.15, Section 8.19 or in Article IX.

(e)the Parent Guarantor or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(c)) or any other Loan Document, and such failure shall continue unremedied for a period of 15 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Parent Guarantor (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Parent Guarantor or the Borrower otherwise becoming aware of such default.

(f)the Parent Guarantor or the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) when due beyond any applicable grace or cure period in respect of any Material Indebtedness.

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent Guarantor or the Borrower to make an offer in respect thereof.

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Guarantor or the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor or the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)the Parent Guarantor or the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Guarantor or the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any stockholder of the Parent Guarantor shall make any request or take any action for the purpose of calling a meeting of the stockholders of the Parent Guarantor to consider a resolution to dissolve and wind-up the Parent Guarantor’s or the Borrower’s affairs.

(j)the Parent Guarantor or the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)(i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Parent Guarantor or the Borrower and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Guarantor or the Borrower to enforce any such judgment.

(l)the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Parent Guarantor the Borrower or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent Guarantor or the Borrower or any of their Affiliates shall so state in writing.

(m)a Change in Control shall occur.

(n)the Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against Borrower or any party thereto or any lender of any Junior Lien Facility or shall be repudiated by any of them, or cause the Liens of any Junior Lien Facility Documents to be senior or pari passu in right to the Liens of this Agreement, or any payment by Borrower or any Guarantor in violation of the terms of the Intercreditor Agreement.~~99~~99117

~~99~~[99]114	Amended most recently by Fourteenth Amendment.

Section 10.02Remedies.

(a)In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Parent Guarantor, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Guarantor, the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Parent Guarantor, the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Guarantor, the Borrower and each Guarantor.

(b)In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)Except as otherwise provided in Section 4.03, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i)first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii)third, pro rata to payment of accrued interest on the Loans;

(iv)fourth, pro rata to payment of principal outstanding on the Loans and payment of Secured Swap Obligations;~~100~~100118

~~100~~100115	Section 10.02(c)(iv) amended by the ATA.

(v)fifth, pro rata to any other Indebtedness;

(vi)sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii)seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
The Agents

Section 11.01Appointment; Powers

. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02Duties and Obligations of Administrative Agent

. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor or the Borrower that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent Guarantor, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent Guarantor and the Borrower or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03Action by Administrative Agent

. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Syndication Agent nor the Documentation Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04Reliance by Administrative Agent

. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the

Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05Subagents

. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06Resignation or Removal of Administrative Agent

. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 11.07Agents as Lenders

. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Guarantor or the Borrower or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08No Reliance

. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent Guarantor or the Borrower under this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Parent Guarantor or the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Parent Guarantor or the Borrower which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.~~101~~101119

Section 11.09Administrative Agent May File Proofs of Claim

. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent Guarantor or the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation,

~~101~~101116	Amended by Thirteenth Amendment.

expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10Authority of Administrative Agent to Release Collateral and Liens

. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

Section 11.11The Arranger

. The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder.

ARTICLE XII
Miscellaneous

Section 12.01Notices.~~102~~102120

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to the Parent Guarantor, to it at 801 Louisiana, Suite 700, Houston, TX 77002, Attention of Chief Financial Officer (Telecopy No. (832) 389-5396);

(ii)if to the Borrower, to it at 801 Louisiana, Suite 700, Houston, TX 77002, Attention of Chief Financial Officer (Telecopy No. (832) 389-5396);

(iii)if to the Administrative Agent, to it at 1525 West W.T. Harris Boulevard, MAC D1109-019, Charlotte, NC 28262, Attention: Yvette McQueen (Telephone: 704.590.2706, Facsimile: 704.590.2782); with a copy to: Wells Fargo Bank, National Association, 1000 Louisiana Street, Ninth Floor, Houston, Texas 77002, MAC T0002-090, Attention: Lila Jordan, Managing Director (Telephone: 713.319.1880; Facsimile: 713.319.1925);

~~102~~102117	Amended most recently by Fourteenth Amendment.

(iv)if to the Issuing Bank, to it at 1525 West W.T. Harris Boulevard, MAC D1109-019, Charlotte, NC 28262, Attention: Yvette McQueen (Telephone: 704.590.2706, Facsimile: 704.590.2782); with a copy to: Wells Fargo Bank, National Association, 1000 Louisiana Street, Ninth Floor, Houston, Texas 77002, MAC T0002-090, Attention: Lila Jordan, Managing Director (Telephone: 713.319.1880; Facsimile: 713.319.1925); and

(v)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02Waivers; Amendments.

(a)No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent Guaranty or the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the

Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner without the consent of each Lender (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.16 or change the definition of the term “Subsidiary” without the written consent of each Lender (other than any Defaulting Lender); provided that any waiver or amendment to Section 12.16, the terms of Section 10.02(c) or any Security Instrument in a manner that results in the Secured Swap Obligations secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or any amendment or other change to the definition of “Secured Swap Agreement”, “Secured Swap Obligations” or “Secured Swap Party”, shall also require the written consent of each Lender and each Secured Swap Party adversely affected thereby,~~103~~103121 (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 90%, without the written consent of each Lender (other than any Defaulting Lender), or (viii) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided that any change to the provisions of Section 12.02(b)(vi) or this proviso in this Section 12.02(b)(viii), shall also require the written consent of each Secured Swap Party; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.~~104~~104122

~~103~~103118	Section 12.02(b)(vi) amended by the ATA.
~~104~~104119	Section 12.02(b) amended by Fourth Amendment and most recently amended by the Thirteenth Amendment.

Section 12.03Expenses, Indemnity; Damage Waiver.

(a)The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of legal counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT GUARANTOR OR THE BORROWER TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR

LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT GUARANTOR AND THE BORROWER BY THE PARENT GUARANTOR AND THE BORROWER, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR OR THE BORROWER OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE PARENT GUARANTOR OR THE BORROWER WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT GUARANTOR OR THE BORROWER, (x) THE PAST OWNERSHIP BY THE PARENT GUARANTOR OR THE BORROWER OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT GUARANTOR OR THE BORROWER OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT GUARANTOR OR THE BORROWER, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT GUARANTOR OR THE BORROWER, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A

COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.

(d)To the extent permitted by applicable law, neither Parent Guarantor nor Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)All amounts due under this Section 12.03 shall be payable not later than ten days after written demand therefor.

Section 12.04Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Parent Guarantor nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent Guarantor or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower; provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee; and

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(c)(ii) and any written consent to such assignment required by Section 12.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)

(i)Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such

Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(d) as though it were a Lender.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.05Survival; Revival; Reinstatement.

(a)All covenants, agreements, representations and warranties made by the Parent Guarantor and the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent Guarantor and the Borrower shall each take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06Counterparts; Integration; Effectiveness.

(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07Severability

. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08Right of Setoff

. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent Guarantor or the Borrower against any of and all the obligations owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF  PROCESS.

(a)THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10Headings

. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11Confidentiality

. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Parent Guarantor and the Borrower and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Parent Guarantor or the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Parent Guarantor or the Borrower relating to the Parent Guarantor or the Borrower and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Parent Guarantor or the Borrower; provided that, in the case of information received from the Parent Guarantor or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Parent Guarantor, the Borrower, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the U.S. federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Parent Guarantor, the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

Section 12.12Interest Rate Limitation

. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such

Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13EXCULPATION PROVISIONS

. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN

REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14Existing Credit Agreement

. On the Effective Date (or as soon as practicable with respect to (c)):

(a)the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02 and all other fees that are outstanding under the Existing Credit Agreement for the account of each “Lender” under the Existing Credit Agreement;

(b)each “ABR Loan” and “Eurodollar Loan” outstanding under the Existing Credit Agreement shall be deemed to be repaid with the proceeds of a new ABR Loan or Eurodollar Loan, as applicable, under this Agreement;

(c)the Administrative Agent shall use reasonable efforts to cause such “Lender” under the Existing Credit Agreement to deliver to the Borrower as soon as practicable after the Effective Date the Note issued by the Borrower to it under the Existing Credit Agreement, marked “canceled” or otherwise similarly defaced;

(d)each Letter of Credit issued and outstanding under the Existing Credit Agreement shall be deemed issued under this Agreement without the payment of additional fees; and

(e)the Existing Credit Agreement and the commitments thereunder shall be superceded by this Agreement and such commitments shall terminate.

Section 12.15[Reserved]

.~~105~~105123

Section 12.16Collateral Matters; Swap Agreements

.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any Secured Swap Obligations; provided that if a Person or its Affiliate ceases to be a Secured Swap Party

~~105~~105120	Deleted by Thirteenth Amendment.

solely because the Revolving Credit Exposures have been paid in full and the Commitments terminated, then the Liens securing such Secured Swap Agreements shall continue in favor of such Person until those obligations are paid in full in cash or otherwise expire or are terminated. Except as expressly set forth in Section 12.02(b), no Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of any Secured Swap Obligations owed to it.~~106~~106124

Section 12.17No Third Party Beneficiaries

.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.18USA Patriot Act Notice

.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.19No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Parent Guarantor and the Borrower acknowledge and agree that: (i) (A) the arranging and other services related to the Loan Documents provided by the Administrative Agent, the Arranger and the Lenders are arm’s-length commercial transactions between the Parent Guarantor and the Borrower, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent Guarantor and the Borrower, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Parent Guarantor and the Borrower with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger  and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent Guarantor and the Borrower, and neither the Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to the Parent Guarantor or the Borrower.  To the fullest extent permitted by law, the Parent Guarantor and the Borrower hereby waive and release any claims that it may have against the

~~106~~106121	Section 12.16 amended by the ATA.

Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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